                                                                  Exhibit 2.1

                              ACQUISITION AGREEMENT

                                   BY & AMONG


                             METAL MANAGEMENT, INC.,

                              MMI ACQUISITION, INC.

                       CALIFORNIA METALS RECYCLING, INC.,

                                   FIRMA, INC.

                               MACLEOD METALS CO.

                             FIRMA PLASTIC CO., INC.

                               TROJAN TRADING CO.

                   MACLEOD FAMILY TRUST DATED JANUARY 30, 1993

                          METAL MANAGEMENT REALTY, INC.

                                   IAN MACLEOD

                                       AND

                                 MARILYN MACLEOD
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                                TABLE OF CONTENTS

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ARTICLE I - THE MERGER................................................................................................2

         1.1      The Merger..........................................................................................2
         1.2      Effective Time......................................................................................2
         1.3      Effect of the Merger................................................................................2
         1.4      Articles of Incorporation; Bylaws...................................................................2
         1.5      Directors and Officers..............................................................................2
         1.6      Effect of Merger on the Capital Stock of the Constituent Corporations...............................2
         1.7      Exchange of Certificates............................................................................3
         1.8      No Further Ownership Rights in Trojan Common Stock..................................................3
         1.9      Tax Consequences....................................................................................4
         1.10     Taking of Necessary Action; Further Action..........................................................4

ARTICLE II - PURCHASE AND SALE OF CAPITAL STOCK.......................................................................4

         2.1      Purchase............................................................................................4
         2.2      Delivery............................................................................................4

ARTICLE II A - PURCHASE OF THE SOUTH GATE PROPERTY....................................................................5

         2.1A     Purchase of South Gate Property.....................................................................5
         2.2A     Delivery............................................................................................5

ARTICLE III - CLOSING.................................................................................................5

         3.1      The Closing.........................................................................................5
         3.2      Deliveries at the Closing by the Companies and the Company Shareholders.............................5
         3.3      Deliveries at the Closing by Parent and Merger Sub..................................................6
         3.4      Deliveries at the Closing by the Trust..............................................................7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PARENT, MERGER SUB AND
         PURCHASE SUB.................................................................................................8

         4.1      Corporate Status....................................................................................8
         4.2      Corporate Power and Authority.......................................................................8
         4.3      Enforceability......................................................................................8
         4.4      SEC Documents; Parent Financial Statements..........................................................8
         4.5      Litigation..........................................................................................9
         4.6      Third Party Consents................................................................................9
         4.7      Investment Intent Accredited Investor Status; Securities Documents..................................9

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE COMPANY SHAREHOLDERS ...............................................9

         5.1      Corporate Status....................................................................................9
         5.2      Power and Authority................................................................................10
         5.3      Enforceability.....................................................................................10
         5.4      Capitalization.....................................................................................10
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         5.5      Shareholders of the Companies......................................................................10
         5.6      No Violation.......................................................................................10
         5.7      Records of the Companies...........................................................................11
         5.8      Subsidiaries.......................................................................................11
         5.9      Financial Statements...............................................................................11
         5.10     Changes Since the Current Balance Sheet Date.......................................................11
         5.11     Liabilities of the Companies; Net Worth............................................................12
         5.12     Litigation.........................................................................................12
         5.13     Environmental Matters..............................................................................12
         5.14     Real Estate........................................................................................14
         5.15     Good Title to and Condition of Assets..............................................................15
         5.16     Compliance with Laws...............................................................................15
         5.17     Labor and Employment Matters.......................................................................16
         5.18     Employee Benefit Plans.............................................................................16
         5.19     Tax Matters........................................................................................18
         5.20     Insurance..........................................................................................19
         5.21     Receivables........................................................................................19
         5.22     Licenses and Permits...............................................................................19
         5.23     Adequacy of the Assets, Relationships with Customers and Suppliers, Affiliated Transactions........20
         5.24     Intellectual Property..............................................................................20
         5.25     Contracts..........................................................................................20
         5.26     Customer Lists and Recurring Revenue...............................................................21
         5.27     Accuracy of Information Furnished by the Companies.................................................21
         5.28     Third Party Consents...............................................................................21
         5.29     Inventory..........................................................................................21
         5.30     Investment Intent, Accredited Investor Status; Securities Documents................................22
         5.31     Business Locations.................................................................................22
         5.32     Names; Prior Acquisitions..........................................................................22
         5.33     No Commissions.....................................................................................22

ARTICLE VA - REPRESENTATIONS AND WARRANTIES OF TRUST.................................................................22

         5.1A     Trust Status.......................................................................................22
         5.2A     Power and Authority................................................................................22
         5.3A     Enforceability.....................................................................................23
         5.4A     No Violation.......................................................................................23
         5.5A     Nature of South Gate Property......................................................................23

ARTICLE VI - CONDUCT OF BUSINESS PENDING THE ACQUISITIONS............................................................25

         6.1      Conduct of Business by the Companies Pending the Acquisition.......................................25
         6.2      No Solicitation....................................................................................27
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                                TABLE OF CONTENTS
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ARTICLE VII - ADDITIONAL AGREEMENTS..................................................................................27

         7.1      Further Assurances.................................................................................27
         7.2      Compliance with Covenants..........................................................................27
         7.3      Cooperation........................................................................................27
         7.4      Access to Information..............................................................................28
         7.5      Notification of Certain Matters....................................................................28
         7.6      Tax Treatment......................................................................................28
         7.7      Confidentiality; Publicity.........................................................................28
         7.8      Expenses...........................................................................................28
         7.9      Trading in Parent Common Stock.....................................................................28
         7.10     Tax Matters Related to Plastics and CA Metals......................................................29
         7.11     Registration Statement.............................................................................29
         7.12     Nomination of Ian MacLeod to Board of Directors....................................................29

ARTICLE VIII - CONDITIONS TO THE OBLIGATIONS OF PARENT, MERGER SUB AND PURCHASE SUB..................................30

         8.1      Accuracy of Representations and Warranties and Compliance with Obligations.........................30
         8.2      No Material Adverse Change or Destruction of Property..............................................30
         8.3      Secretary Certificate..............................................................................30
         8.4      Opinion of Counsel.................................................................................30
         8.5      Consents...........................................................................................30
         8.6      Securities Laws....................................................................................31
         8.7      Company Stock......................................................................................31
         8.8      No Adverse Litigation..............................................................................31
         8.9      Board or Trustee Approval..........................................................................31
         8.10     Shareholder Approval...............................................................................31
         8.11     Closing Financial Statements; Net Worth............................................................31
         8.12     Due Diligence......................................................................................31
         8.13     Leases.............................................................................................31
         8.14     No Injunctions or Restraints; Illegality...........................................................32
         8.15     Environmental Matters..............................................................................32
         8.16     FIRPTA Notification................................................................................32
         8.17     Non-Compete........................................................................................32
         8.19     Payment to First American..........................................................................33

ARTICLE IX - CONDITIONS TO THE OBLIGATIONS OF THE COMPANIES, THE COMPANY
         SHAREHOLDERS AND THE TRUST..................................................................................33

         9.1      Accuracy of Representations and Warranties and Compliance with Obligations.........................33
         9.2      Deliveries to First American.......................................................................33
         9.3      No Adverse Litigation..............................................................................33
         9.4      No Material Adverse Change or Destruction of Property..............................................33
         9.5      Corporate Certificate..............................................................................34
         9.6      Opinion of Counsel.................................................................................34
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         9.7      Board of Directors.................................................................................34
         9.8      Board Approval.....................................................................................34
         9.9      No Injunctions or Restraints; Illegality...........................................................34
         9.10     Employment Agreement...............................................................................34
         9.11     Stock Pledge Agreement.............................................................................34
         9.12     Leases.............................................................................................34
         9.13     Deliveries to Escrow Agent.........................................................................34
         9.14     Deliveries to Company Shareholders.................................................................34

ARTICLE IXA - POST CLOSING RIGHTS AND OBLIGATIONS....................................................................35

         9.1A     Assignment of Tokai Line of Credit and California Pollution Control
                  Financing Authority Agreement......................................................................35

ARTICLE X - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW;
SET OFF AGAINST NOTES................................................................................................35

         10.1     Survival of Representations and Warranties.........................................................35
         10.2     Indemnity..........................................................................................36

ARTICLE XI - ENVIRONMENTAL MATTERS...................................................................................42

         11.1     Company Shareholder's Environmental Indemnity......................................................42
         11.2     Adequate Protection From Loss......................................................................43
         11.3     Procedure For Tendering Environmental Claims.......................................................43
         11.4     Survival of Environmental Representation...........................................................44
         11.5     Waiver by The Company Shareholders.................................................................44
         11.6     The Company Shareholders' Obligation to Perform Remedial Activities................................44
         11.7     Parent's Right to Perform Remedial Activities......................................................45
         11.8     Parent and Companies Environmental Indemnity.......................................................45
         11.9     Adequate Protection From Loss......................................................................46
         11.10    Procedure For Tendering Environmental Claims. .....................................................46
         11.11    Waiver by Parent, Purchase Sub or Companies'.......................................................47
         11.12    The Parent, Purchase Sub or Companies' Obligation to Perform
                  Remedial Activities. ..............................................................................48
         11.13    Company Shareholder's Right to Perform Remedial Activities.........................................48
         11.14    General Matters. ..................................................................................48

ARTICLE XII - SECURITIES LAW MATTERS.................................................................................49

         12.1     Disposition of Shares..............................................................................49
         12.2     Legend.............................................................................................49
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE XIII - DEFINITIONS...........................................................................................50

         13.1     Defined Terms......................................................................................50
         13.2     Other Definitional Provisions......................................................................53

ARTICLE XIV - TERMINATION............................................................................................54

         14.1     Termination Prior to Closing.......................................................................54
         14.2     Termination After Closing..........................................................................54

ARTICLE XV - GENERAL PROVISIONS......................................................................................56

         15.1     Notices............................................................................................56
         15.2     Entire Agreement...................................................................................57
         15.3     Amendment; Waiver..................................................................................57
         15.4     Binding Effect; Assignment.........................................................................57
         15.5     Counterparts.......................................................................................57
         15.6     Interpretation.....................................................................................57
         15.7     Governing Law; Interpretation......................................................................57
         15.8     Arm's Length Negotiations..........................................................................57
         15.9     Severability.......................................................................................58
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                                TABLE OF CONTENTS
                                   (CONTINUED)


                                INDEX OF EXHIBITS

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EXHIBIT               DESCRIPTION
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
Exhibit A             Form of Plan of Merger

Exhibit B-1           Form of Series A Warrant

Exhibit B-2           Form of Series B Warrant

Exhibit B-3           Form of Series C Warrant

Exhibit B-4           Form of Series D Warrant

Exhibit C-1           Form of Promissory Note--Class A

Exhibit C-2           Form of Promissory Note--Class B

Exhibit C-3           Form of Promissory Note for Purchase of South Gate Property

Exhibit C-4           Escrow Instructions

Exhibit C-5           Form of Stock Pledge Agreement

Exhibit D             Form of Declaration of Registration Rights

Exhibit E-1           Form of Opinion of Counsel to the Companies

Exhibit E-2           Form of Opinion of Counsel to Parent

Exhibit F-1           Form of Master Lease for Gardena

Exhibit F-2           Form of Consent for Wilmington Lease

Exhibit F-3           Form of Estoppel Certificate for Harbor City Lease

Exhibit F-4           Form of Indemnity Agreement for Harbor City Subleases

Exhibit G             Form of Non-Competition Agreement

Exhibit H             Form of Employment Agreement for Ian MacLeod

Exhibit I-1           Form of Promissory Note to be executed by Ian MacLeod

Exhibit I-2           Form of Deed of Trust to be executed by Ian MacLeod

Exhibit J-1           Form of Trust Note under Section 14.2(b)

Exhibit J-2           Form of Trust Deed of Trust
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
                              ACQUISITION AGREEMENT

         This Acquisition Agreement (this "Agreement") is entered into effective as of January 1, 1997 by and among Metal Management, Inc., a Delaware corporation ("Parent"); MMI Acquisition, Inc., a California corporation and wholly-owned subsidiary of Parent (the "Merger Sub"), Metal Management Realty,
Inc., an Arizona corporation and a wholly-owned subsidiary of Parent (the
"Purchase Sub"), California Metals Recycling, Inc., a California corporation
("CA Metals"), Firma, Inc., a California corporation ("Firma"), MacLeod Metals
Co., a California corporation ("MacLeod Metals"), Firma Plastic Co., Inc., a
California corporation ("Plastics"), Trojan Trading Co., a California corporation ("Trojan Trading," and together with Firma, CA Metals, MacLeod
Metals, Plastics, and Trojan Trading, the "Companies," and each individually a "Company"), Ian MacLeod, an individual and shareholder of each of the Companies and Marilyn MacLeod, an individual and shareholder of each of the Companies
(collectively, Ian MacLeod and Marilyn MacLeod are hereinafter referred to as the "Company Shareholders") and the MacLeod Family Trust dated January 30, 1993
(the "Trust"). Certain other capitalized terms used herein are defined in
Article XIII or elsewhere throughout this Agreement.

                                    RECITALS

         WHEREAS, the Board of Directors of Parent, Merger Sub, Purchase Sub, CA
Metals, Firma, MacLeod Metals, Plastics and Trojan Trading and the Company
Shareholders have adopted resolutions approving this Agreement, pursuant to which (i) Merger Sub shall be merged with and into Trojan Trading and Trojan
Trading will become a wholly-owned subsidiary of Parent (the "Merger"); (ii)
Parent shall purchase from the Company Shareholders all of the outstanding shares of capital stock of CA Metals (the "CA Metals Purchase"); (iii) Parent shall purchase from the Company Shareholders all of the outstanding shares of capital stock of Firma (the "Firma Purchase"); (iv) Parent shall purchase from the Company Shareholders all of the outstanding shares of capital stock of Plastics (the "Plastics Purchase"); (v) Parent shall purchase from the Company
Shareholders all of the outstanding shares of capital stock of Metals (the
"MacLeod Metals Purchase"), (collectively, the CA Metals Purchase, the Firma
Purchase, the Plastics Purchase and the MacLeod Metals Purchase are hereinafter referred to as the "MacLeod Purchases").

         WHEREAS, in connection with the MacLeod Purchases, Purchase Sub desires to purchase that certain parcel of real property located at 9309 Rayo Avenue and 4998 Branyon Avenue, South Gate, Los Angeles County, California (the "South Gate
Property") from the Trust (the "South Gate Purchase").

         WHEREAS, Parent, Merger Sub, Purchase Sub, the Companies, the Company
Shareholders and the Trust desire to make certain representations, warranties, covenants and agreements in connection with the Merger, the MacLeod Purchases, the South Gate Purchase and the other transactions provided for herein;

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law ("California Law"), Merger Sub shall be merged with and into Trojan Trading, the separate corporate existence of Merger Sub shall cease and Trojan Trading shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Trojan Trading as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 14.1, on the Closing Date (as defined in Section 3.1 below), the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger with the Secretary of State of California (the "Merger Articles"), in accordance with the relevant provisions of California Law (the time of acceptance by the Secretary of State of the State of California of such filing being referred to herein as the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, and to the other provisions of this Agreement, at the Effective Time, all the property, rights, privileges, powers and franchises of Trojan Trading and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Trojan Trading and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Articles of Incorporation; Bylaws.

                  (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Trojan Trading Co."

                  (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

         1.6 Effect of Merger on the Capital Stock of the Constituent Corporations.

                  (a) Exchange of Stock. As of the Effective Time of the Merger, each share of Trojan Trading's common stock, no par value (the "Trojan Trading Common Stock"), that is issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the Company Shareholders, be converted into that number of shares of the Parent's Common Stock, par value $.01 per share (the "Parent Common Stock") as is determined by dividing 725,000 shares of Parent Common Stock by all of the issued and outstanding shares of Trojan Common Stock.

                  (b) Cancellation of Parent-Owned and Trojan Trading-Owned Stock. Each share of Trojan Common Stock owned by Merger Sub, Parent and Trojan Trading or any direct or indirect wholly-owned subsidiary of Parent or of Trojan Trading immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) Capital Stock of Merger Sub. All issued and outstanding shares of capital stock of Merger Sub shall be converted into One Hundred (100) shares of Common Stock of Trojan Trading. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         1.7 Exchange of Certificates.

                  (a) Effect on Shares. As of the Effective Time, all shares of Trojan Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and will be converted into the right to receive from Parent the number of shares of Parent Common Stock determined as set forth in Section 1.6(a).

                  (b) Exchange of Certificates. At the Effective Time, the Company Shareholders will surrender their certificate(s) representing all of the issued and outstanding shares of capital stock of Trojan Trading (the "Trojan Certificates") to Parent for cancellation. At the Effective Time, Parent will issue to the Company Shareholders certificates for 725,000 shares of Parent Common Stock which Parent shall deposit into the Escrow Fund (as defined in Section 10.2) on behalf of the Company Shareholders. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article X hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Section 10.2 ) a certificate or certificates representing shares of Parent Common Stock which will be registered in the name of the Escrow Agent.

                  (c) Registration of Shares. All shares of Parent Common Stock delivered upon the surrender of Trojan Certificates in accordance with the terms hereof will be delivered to the registered holder or placed in escrow with the Escrow Agent, as applicable. After the Effective Time, there will be no further registration of transfers of the shares of Trojan Common Stock on the stock transfer books of Trojan Trading. If, after the Effective Time, Trojan Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefore will be delivered or placed in escrow as provided in this Section 1.7.

                  (d) Until Trojan Certificates representing Trojan Common Stock outstanding prior to the Merger are surrendered pursuant to Section 1.7(b) above, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Parent Common Stock into which the shares of Trojan Common Stock will have been converted, subject to the obligation to place a portion thereof in escrow as required hereby.

         1.8 No Further Ownership Rights in Trojan Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Trojan Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Trojan Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Trojan Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective

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
Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each party has consulted its own tax advisors with respect to the tax consequences of the Merger.

         1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Article and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Trojan Trading and Merger Sub, the officers and directors of the Trojan Trading and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

                       PURCHASE AND SALE OF CAPITAL STOCK

         2.1 Purchase. At the Closing provided for in Article III hereof, on the terms and subject to the conditions set forth in this Agreement, the Company Shareholders shall sell, convey, transfer, assign and deliver to Parent, free and clear of all liens, encumbrances or other defects of title, and Parent shall purchase and acquire from the Company Shareholders (i) all of the outstanding shares of capital stock of MacLeod Metals (the "MacLeod Metals Shares"); (ii) all of the outstanding shares of capital stock of Plastics (the "Plastics Shares"); (iii) all of the outstanding shares of capital stock of CA Metals (the "CA Metals Shares"); and (iv) all of the outstanding shares of capital stock of Firma (the "Firma Shares").

         The purchase price for the MacLeod Metals Shares, Plastics Shares, CA Metals Shares and the Firma Shares shall consist of (a) $7,100,000 ($6,600,000 of which will be in the form of promissory notes), (b) a Series A Warrant, in the form attached hereto as Exhibit B-1, to purchase 100,000 shares of Parent Common Stock, (c) a Series B Warrant, in the form attached hereto as Exhibit B-2, to purchase 25,000 shares of Parent Common Stock, (d) a Series C Warrant, in the form attached hereto as Exhibit B-3, to purchase 25,000 shares of Parent Common Stock and (e) a Series D Warrant, in the form attached hereto as Exhibit B-4, to purchase 25,000 shares of Parent Common Stock The purchase price shall be allocated as set forth on Schedule 2.1 hereto.

         2.2 Delivery. At the Closing provided for in Article III hereof, the Company Shareholders will deliver share certificates evidencing the MacLeod Metals Shares, the Plastics Shares, the CA Metals Shares and the Firma Shares against (i) payment of the purchase price thereof by deposits in the amount of $500,000 to First American Title Company in accordance with Article III below,
(ii) a Promissory Note for $6,000,000 issued by Parent to the Company Shareholders, in the form attached hereto as Exhibit C-1 (the "Class A Note"),
(iii) a Promissory Note for $600,000 issued by Parent to the Company Shareholders, in the form attached hereto as Exhibit C-2 (the "Class B Note" and together with the Class A Note, the "Notes") and (iv) and the Warrants (which Parent shall deposit into the Escrow Fund on behalf of the Company Shareholders). The Company Shareholders will also deliver to Parent (i) all required stock transfer forms; (ii) the resignation of all directors from MacLeod Metals, CA Metals, Firma and Plastics Boards of Directors; and (iii) the resignation of all officers of each of MacLeod Metals, CA Metals, Firma and Plastics. As soon as practicable after the Closing Date, and subject to and in accordance with the provisions of Article X hereof, Parent shall cause to be distributed to the

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
Escrow Agent (as defined in Section 10.2) a certificate or certificates representing the Warrants and the Shares of Parent Common Stock which will be registered in the name of the Escrow Agent.


                                  ARTICLE II A

                                 PURCHASE OF THE
                               SOUTH GATE PROPERTY

         2.1A Purchase of South Gate Property. At the Closing provided for in
Article III, on the terms and subject to the conditions set forth in this Agreement, the Trust shall sell, convey, transfer, assign and deliver to Purchase Sub the South Gate Property, free and clear of all liens, encumbrances or other defects of title except as set forth in Schedule 5A hereof and deliver a Grant Deed to Purchase Sub for the South Gate Properties. The purchase price for the South Gate Property shall consist of (a) $500,000 in cash to be paid by Parent pursuant to agreement with Purchase Sub ("Parent Loan") and (b) a promissory note issued by Purchase Sub to the Trust for $3,000,000 secured by the South Gate Property (the "Purchase Note").

         2.2A Delivery. At the Closing provided for in Article III hereof, Parent shall deliver to First American Title Company ("First American") (a) $1,000,900 (consisting of the cash payment for the MacLeod Metals Shares, Plastics Shares, CA Metals Shares, the Firma Shares and the cash payment for the South Gate Property described above and closing costs of $900) and (b) a promissory note and deed of trust in form of Exhibit C-3 hereto and the Trust shall wire to First American cash in the amount of $276,364.29 representing the difference between the outstanding principal balance of the promissory note held by Tokai Bank secured by the South Gate property (the "Tokai Lien") and the amounts paid by Parent under (a) above. First American shall pay Tokai the amounts paid to it by Parent and the Trust and shall release the deed of trust securing the Tokai Lien and record title to the South Gate Property in the name of Purchase Sub in accordance with instructions to First American attached hereto as Exhibit C-4 ("Escrow Instructions").


                                   ARTICLE III

                                     CLOSING

         3.1 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Keesal, Young & Logan, Professional Corporation, in Long Beach, California commencing at 10:00 a.m., P.S.T., two business days following the satisfaction or written waiver of the last of the conditions of Closing as set forth in Articles VIII and IX hereof, or such other date as the parties hereto may mutually determine (the "Closing Date").

         3.2 Deliveries at the Closing by the Companies and the Company Shareholders. At the Closing, CA Metals, Firma, MacLeod Metals, Plastics, Trojan Trading or the Company Shareholders, as the case may be, shall deliver or cause to be delivered to Parent or Merger Sub, as the case may be, the following:

                  (a) the Company Shareholders shall deliver stock certificates that, prior to the Effective Time, represented all of the outstanding shares of capital stock of Trojan Trading;

                  (b) copies of the resolutions of the Boards of Directors of each of CA Metals, Firma, MacLeod Metals, Plastics and Trojan Trading authorizing the execution, delivery and performance of this

Agreement by the relevant Company and a certificate of the secretary of the relevant Company, dated the Closing Date, certifying that such resolutions were duly adopted and in full force and effect;

                  (c) a copy of the resolution of the shareholders of each of the Companies approving this Agreement and all other transactions contemplated by this Agreement and a certificate of the Secretary of each of the Companies, dated the Closing Date, certifying that such resolutions were duly adopted and are in full force and effect;

                  (d) the written resignation of the officers and directors of each of MacLeod Metals, Plastics, Trojan Trading, CA Metals and Firma;

                  (e) the certificates representing the MacLeod Metals Shares, the Plastics Shares, the CA Metals Shares and the Firma Shares;

                  (f) the Master Lease Agreement for the Gardena property substantially in the form of Exhibit F-1;

                  (g) the Consent to the Wilmington Lease in the form of Exhibit F-2;

                  (h) the Estoppel Certificate for the Harbor City lease in the form of Exhibit F-3;

                  (i) the Indemnity Agreement in the form of Exhibit F-4;

                  (j) the Employment Agreement for Ian MacLeod in the form of Exhibit H;

                  (k) the Non-competition Agreements from each of Ian MacLeod and Marilyn MacLeod in the form of Exhibit G;

                  (l) the various certificates, instruments and documents referred to in Article VIII; and

                  (m) all other documents, certificates, instruments or writings required to be delivered by any of the Companies or the Company Shareholders or prior to the Closing pursuant to this Agreement, or otherwise required in connection herewith.

         3.3 Deliveries at the Closing by Parent and Merger Sub.

                  (a) At the Closing, Parent and Merger Sub shall deliver to the Company Shareholders the following:

                           (i) the Notes;

                           (ii) a copy of the resolutions of the Board of
Directors of each of Parent and Merger Sub authorizing the execution, delivery and performance by the relevant Company and a certificate of the Secretary of the relevant Company dated the Closing Date, certifying that such resolutions were duly adopted and are in full force and effect;

                           (iii) a Stock Pledge Agreement in the form of Exhibit
C-5;

                           (iv) All documents reasonably required by First
American for Merger Sub's or its designee's title insurance;

                           (v) the Employment Agreement for Ian MacLeod in the
form of Exhibit H;

                           (vi) the various certificates, instruments and
documents referred to in Article IX; and

                           (vii) a copy of the resolution of the shareholders of
each of Merger Sub and Parent approving the Merger and the MacLeod Purchases, as the case may be, and this Agreement and a certificate of the Secretary or Assistant Secretary of each of Merger Sub and Parent, dated the Closing Date, certifying that such resolutions were duly adopted and are in full force and effect.

                  (b) At the Closing, the Parent shall deliver to First American the following:

                           (i) wire transfer of the amount of the Parent Loan
for the South Gate Purchase on behalf of Purchase Sub, plus $900 of closing costs;

                           (ii) wire transfer for $500,000 as the cash payment
for the CA Metals Shares, the Firma Shares, the MacLeod Metals Shares and the Plastics Shares;

                           (iii) the Purchase Note; and

                           (iv) all other documents set forth in the Escrow
Instructions.

                  (c) At the Closing, Parent shall deliver to the Escrow Agent the following:

                           (i) a certificate for Seven-Hundred Twenty Five
Thousand (725,000) Shares of Parent Common Stock; and

                           (ii) the Warrants determined to have a value for all
tax and accounting purposes of $125,000.

         3.4 Deliveries at the Closing by the Trust. At the Closing, the Trust shall deliver to First American the following:

                           (i) A wire transfer for $276,364.29, representing the
difference between the Tokai Lien and $1,000,900, with adjustments for closing costs; and

                           (ii) all other documents set forth in the Escrow
Instructions.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                   OF THE PARENT, MERGER SUB AND PURCHASE SUB

         As a material inducement to each of the Companies, the Company Shareholders and the Trust to enter into this Agreement and to consummate the transactions contemplated hereby, Parent makes the following representations and warranties to the Company and the Company Shareholders.

         4.1 Corporate Status. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Purchase Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Arizona. Merger Sub and Purchase Sub are wholly-owned subsidiaries of Parent.

         4.2 Corporate Power and Authority. Each of Parent, Merger Sub and Purchase Sub has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of Parent, Merger Sub and Purchase Sub has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, Merger Sub, and Purchase Sub, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the Articles of Incorporation or Bylaws of Parent, Merger Sub, or Purchase Sub (ii) violate or conflict with in any material respect with any law, statute, ordinance, rule, regulation, decree, writ, junction, judgment or order of any Governmental Authority or any arbitration which is either applicable to, binding upon, or enforceable against either Parent, Merger Sub, or Purchase Sub
(iii) conflict with, result in breach of, or constitute, default (or any event which would, with the passage of time or the giving of notice or both, constitute default) under, or give rise to a right to terminate, amend, modify, or accelerate any contract filed as an exhibit to any of the SEC Documents (as defined below); (iv) result in or require the creation or imposition of any Lien upon or with respect to any property or assets of Parent, Merger Sub or Purchase Sub or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except for the California Secretary of State.

         4.3 Enforceability. This Agreement has been duly executed and delivered by each of Parent, Merger Sub and Purchase Sub and constitutes a legal, valid and binding obligation of each of Parent, Merger Sub and Purchase Sub enforceable against each of Parent, Merger Sub and Purchase Sub in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 SEC Documents; Parent Financial Statements. Parent has furnished the Company with a true and complete copy of all of its Forms 10-K, 10-Q, 8-K filed with the Securities and Exchange Commission (the "SEC") since December 31, 1995 (the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

         4.5 Litigation. At the date of this Agreement, there is no suit, action, proceeding, claim, arbitration or investigation pending, or to the knowledge of Parent, threatened, against Parent , Merger Sub, or Purchase Sub which in any manner challenges or seeks to prevent, and join, alter, or material delay the transactions contemplated by this Agreement.

         4.6 Third Party Consents. There is no consent or approval of any third party: (a) necessary in order to affect the Merger, the MacLeod Purchases, the South Gate Purchase or any other of the transactions contemplated by this Agreement; or (b) which if not obtained would cause any of the Parent, Merger Sub or Purchase Sub to breach any contract listed as an exhibit to the SEC Documents or give the third party any right of action against any of Parent, Merger Sub or Purchase Sub, except for the approval of the Merger by the California Secretary of State.

         4.7 Investment Intent Accredited Investor Status; Securities Documents. Parent is acquiring the MacLeod Metals Shares, the Plastics Shares, the CA Metal Shares and the Firma Shares hereunder for its own account, not as a nominee or agent, for investment and not with a view to, or for the sale in connection with, any distribution of any such shares, except in compliance with applicable state and federal securities laws. Parent does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any of such shares acquired. Parent is an "accredited investor" within the meaning of our Regulation D promulgated under the Securities Act. Parent acknowledges that the MacLeod Metal Shares, Plastic Shares, CA Metal Shares and Firma Shares have not been registered under the Securities Act and understand that such shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale as permitted pursuant to an available exemption from such registration requirement.


                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY SHAREHOLDERS

         As a material inducement to each of the Parent, Merger Sub and Purchase Sub to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Company Shareholders, jointly and severally, make the following representations and warranties to the Parent, Merger Sub and Purchase
Sub:

         5.1 Corporate Status. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the Companies is legally qualified to transact business as a foreign corporation in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 5.1) and is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the Companies.

         5.2 Power and Authority. Each of the Companies and the Company Shareholders have the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Companies' Board of Directors has unanimously approved this Agreement and the transactions contemplated hereby.

         5.3 Enforceability. This Agreement has been duly executed and delivered by each of the Companies and the Company Shareholders and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         5.4 Capitalization. Schedule 5.4 sets forth, with respect to each of the Companies, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock; (c) the number of shares of each class of its capital stock and
(d) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each of the Companies (a) have been duly authorized and validly issued and are fully paid and non-assessable, (b) were issued in compliance with all applicable state and federal securities laws, and (c) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of any of the Companies, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements, understandings, letters of intent or commitments of any kind (whether written or oral) that could require any of the Companies to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to any of the Companies. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of any of the Companies. None of the Companies is obligated to register any of its outstanding capital stock. None of the Companies is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. As a result of the Merger, Parent will be the record and beneficial owner of all outstanding capital stock of Trojan Trading and rights to acquire capital stock of Trojan Trading. As a result of the MacLeod Purchases, Parent will be the record and beneficial owner of all outstanding capital stock of MacLeod Metals, Plastics, CA Metals and Firma and rights to acquire capital stock of MacLeod Metals, Plastics, CA Metals and Firma.

         5.5 Shareholders of the Companies. The Company Shareholders are the holders of all issued and outstanding shares of capital stock of each of the Companies, and the Company Shareholders own such shares as is set forth on
Schedule 5.5, free and clear of all Liens, restrictions and claims of any kind.

         5.6 No Violation. Except as set forth on Schedule 5.6, the execution and delivery of this Agreement by the Companies and the Company Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not
(i) contravene any provision of the articles of incorporation or bylaws of any of the Companies, (ii) violate or conflict with, in any material respect, any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is not specifically provided for in other Sections of this Article V and which is either applicable to, binding upon or enforceable against any of the Companies or the Company Shareholders; (iii) conflict with, result in any breach of, or constitute, a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any of the Companies or the Company Shareholders; (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of any of the Companies; or (v) require the consent, approval, authorization or permit of, or filing with or notification to (or result in the termination of any consent, approval, authorization or permit issued by), any Governmental Authority, any court or tribunal or any other Person.

         5.7 Records of the Companies. The copies of the respective articles of incorporation and bylaws of the Companies which were provided to Parent are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Companies provided to Parent for review are correct and complete. Such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of such Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Companies have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of each of the Companies, as previously provided to Parent, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of each of the Companies.

         5.8 Subsidiaries. None of the Companies owns, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

         5.9 Financial Statements. Set forth on Schedule 5.9 are (i) the audited consolidated balance sheet of the Companies as of June 30, 1996 and June 30, 1995 and the related audited consolidated statements of income and cash flow for the twelve-month periods ended June 30, 1994, June 30, 1995 and June 30, 1996 of the Companies, (collectively, the "Financial Statements"). The audited consolidated balance sheet of the Companies dated as of June 30, 1996 included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the consolidated financial position of the Companies at each of the balance sheet dates and the results of operations and cash flows for the periods covered thereby, are correct in all material respects and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Companies fully and fairly reflect their respective transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         5.10 Changes Since the Current Balance Sheet Date. Except as disclosed in Schedule 5.10, since the date of the Current Balance Sheet, none of the Companies has: (i) issued any capital stock or other securities, options or warrants; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons;
(iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made any amendment or changes to its articles of incorporation or bylaws; (vi) made or obligated itself to make capital expenditures, either individually or in the aggregate in excess of $10,000; (vii) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice and not in excess of $10,000; (viii) incurred any obligations or liabilities (including any indebtedness or guarantees) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate; (ix) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (x) suffered any extraordinary losses (whether or not covered by insurance); (xi) waived, canceled, compromised or released any rights (including any write off or other compromise of any account receivable) having a value in excess of $10,000 in the aggregate; (xii) made or adopted any change in its accounting practice or policies; (xiii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiv) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xv) entered into any employment agreement; (xvi) terminated, amended or modified any agreement involving an amount in excess of $10,000; (xvii) had any labor trouble or any claims of wrongful discharge or other unlawful labor practice or action; (xviii) been served or noticed or threatened with the commencement of any lawsuit or proceeding; (xix) had any security interest or other Lien imposed on any of its assets other than in the ordinary course of business consistent with past practice; (xx) delayed paying any account payable which is due and payable except to the extent being contested in good faith and except in the ordinary course of its business; (xxi) made or pledged any charitable contribution;
(xxii) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on any of the Companies; or (xxiii) agreed to do or authorized any of the foregoing.

         5.11 Liabilities of the Companies; Net Worth. Except as set forth on
Schedule 5.11, none of the Companies has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, in excess of $10,000 individually or in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business consistent with past practice since the date of the Current Balance Sheet. The Net Worth of Companies as set forth on the Current Balance Sheet is greater than $3,500,000 and on the Closing Date, the Net Worth of the Companies, determined in a manner consistent with the Current Balance Sheet (except that inventory will be valued in accordance with Section 5.29) will be at least $3,500,000.

         5.12 Litigation. Except as set forth on Schedule 5.12, there is no action, suit, or other legal or administrative proceeding, governmental permit termination or governmental investigation pending or threatened, anticipated or contemplated against, by or affecting any of the Companies or any of their respective properties or assets or the Company Shareholders, or which question the validity or enforceability of this Agreement or any of the transactions contemplated hereby, or any of the rights, licenses, permits or privileges held by any of the Companies, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any of the Companies is or was a party which have not been complied with in full or which continue to impose any material obligations on any of the Companies.

         5.13 Environmental Matters. Except as set forth on Schedule 5.13:

                  (a) Contamination. No Contamination for which any of the Companies is or is alleged to be liable, is present at any Company Facility or any other real property. No below ground tank, sump, pipes, or drains which have contained Regulated Substances have at any time been present on any Company Facility, other than those tanks, sumps, pipes and drains which have not caused Contamination and which are removed prior to the Closing in accordance with applicable Environmental Requirements. Neither the Companies, nor any agent, employee, contractor or other person for whom any of the Companies is legally liable has caused or contributed to Contamination, nor released or discharged (as such terms are defined in applicable Environmental Laws) any Regulated Substance on or into any real property, or the soil, groundwater, surface water, or ambient air thereof. None of the Companies has allowed or arranged for, by agreement or otherwise, and is not otherwise aware that any Regulated Substance generated, discarded, discharged, or disposed of by the Companies, or for which the Companies are otherwise legally responsible, has been delivered to any site which is Contaminated.

                  (b) Compliance With Environmental Laws and Agreements. All of the Companies are conducting their Environmental Activities in compliance with all Environmental Requirements, and the Companies, the Company Facilities, and the other business, operations, and assets of the Companies comply, and have complied at all times, with all Environmental Requirements. None of the Companies has liability for any fine, penalty, or forfeiture for violation of any Environmental Requirement. Without limiting the generality of the foregoing, each of the Companies has fully responded to any information requests, has provided all notices, and has filed all reports and manifests required by any Environmental Requirement and has not violated any Environmental Requirements concerning releases or discharges of Regulated Substances in or onto any real property or the groundwater, surface water, soil or ambient air thereof, or any reporting or record keeping obligation.

                  (c) Permits. Set forth on Schedule 5.13 is a complete list of all of the Companies' Environmental Permits, true and complete copies have been provided to Parent. All Environmental Permits required for the conduct of any Environmental Activity of any of the Companies, the ownership and/or use of any current Company Facility, or otherwise for the conduct of the business of any of the Companies are described in Schedule 5.13 and all such Governmental Permits are in full force and effect and shall continue in effect immediately after the Closing. Each of the Companies has complied with all covenants and conditions of said Permits, except for violations which have been cured to the satisfaction of all applicable Governmental Authorities. No fact or circumstance exists which could cause any Environmental Permit to be revoked or modified, or which could result in any Environmental Permit not being renewed promptly following any of the Companies' request for such a renewal. All Environmental Permits described on Schedule 5.13 shall survive the Closing without modification, re-registration, or assignment.

                  (d) Environmental Improvements. As of the Closing, except for expenditures which have been entirely reserved against on the Current Balance Sheet, no expenditure is required to be made by any of the Companies to conduct any Environmental Activity to respond to any Contamination, to obtain any Environmental Permit, to continue any Environmental Permit (except for amounts not yet required to be paid), to fulfill any Environmental Requirement, or to institute any employee health and safety or Contamination prevention business practice commonly employed by similar businesses in the scrap metal industry.

                  (e) Environmental Liabilities. Except as set forth on Schedule
5.13 no administrative, judicial, quasi-judicial, or criminal investigation, non-compliance order, warning letter, notice of violation, governmental or third party claim, suit, action, proceeding, administrative action, writ, injunction, or judgment is pending or threatened against any of the Companies concerning or relating to Contamination, any Environmental Activity, any Environmental Permit, any Company Facility, or any other asset of any of the Companies, wherein an unfavorable ruling or finding could have a Material Adverse Effect on any of the Companies or which would impose any liability on any of the Companies or Parent or Merger Sub after the Closing. None of the Companies has received notice and is not otherwise aware that it is a "responsible party," a "discharger" or a "potentially responsible party" for Contamination of any real property. No fact or circumstance exists which will involve any of the Companies in any action, proceeding, or investigation commenced by any Governmental Authority with respect to any Regulated Substance or Environmental Requirement or which will impose upon any of the Companies any environmental liability which is not fully reserved against in the Financial Statements.

                  (f) Reports. All environmental, health and safety audits, assessments, surveys, evaluations, sampling reports and other reports prepared with respect to Contamination of the Company Facilities, or property in the vicinity thereof, any Environmental Requirement applicable to any of the Companies or any of their assets, and any Environmental Activity of any of the Companies or which any of the Companies is aware are listed on Schedule 5.13.

         5.14 Real Estate.

                  (a) None of the Companies owns any real property or any interest therein.

                  (b) Schedule 5.14(b) sets forth a list of all real property, leases, licenses or similar agreements ("Leases") to which any of the Companies is a party (copies of which have previously been furnished to Parent), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description or street address of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"). The Leases are in full force and effect and have not been amended except as set forth on Schedule 5.14(b) and in the copy of the lease delivered to Parent, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases. Except as set forth on Schedule 5.14(b), with respect to each such Leased Premises:

                           (1) the relevant Company has valid leasehold interests in the Leased Premises, which leasehold interests are free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

                           (2) The portions of the buildings located on the Leased Premises that are used in the business of the relevant Company are each in good working order and adequate for the use of such Owned Property in the manner in which presently used;

                           (3) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the relevant Company's business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel and such utilities are separately marked;

                           (4)      none of the Companies has received notice of
                                    (a) any condemnation proceeding, suit or administrative action with respect to any portion of the Leased Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and, to the best of the Company Shareholders knowledge, no such special assessment is contemplated by any Governmental Authority;

                           (5) all Leased Premises have received all approvals, consents, permits and licenses of Governmental Authorities required to be obtained by any of the Companies as lessees (including licenses and permits) required for the operations of the Companies, as lessee of the various Leased Premises or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations;

                           (6) all improvements and buildings on the Leased Premises are in good repair and are safe for occupancy and use, are in good working order and adequate for the use of such Leased Premises in the manner in which presently used; and

                           (7) there are no service contracts, operating or management agreements or similar agreements which affect the parcels of Leased Premises, except as set forth on Schedule 5.14(a).

         5.15 Good Title to and Condition of Assets.

                  (a) Except as set forth on Schedule 5.15, each of the Companies has good and marketable title to all of its Assets, free and clear of any Liens or restrictions on use.

                  (b) The Fixed Assets, taken as a whole, currently in use or necessary for the business and operations of the Companies as presently conducted are in good operating condition and suitable for continued use in the manner currently used. Schedule 5.15 lists the vehicles owned, leased or used by the Companies, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the Lien, and if leased, the name of the lessor and the general terms of the lease, and, whether owned or leased, if it is used to transport, transfer, handle, dispose or haul Regulated Substances.

         5.16 Compliance with Laws.

                  (a) Each of the Companies is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past), except for non-compliance which has been completely remedied to the satisfaction of the Governmental Authority and violations which will not materially interfere with the continued conduct of the business as presently conducted nor impose any fixed penalty, on the Company exceeding in the aggregate $5,000. Except as set forth on Schedule 5.16, none of the Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

                  (b) None of the Companies has made any payment of funds in connection with their business which is prohibited by law, and no funds have been set aside to be used in connection with their business for any payment prohibited by law.

                  (c) Each of the Companies is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1 (f)) of each of the Companies for whom compliance with the Immigration Act as employer is required, each of the Companies has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Companies pursuant to the Immigration Act. None of the Companies has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against it, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

                  (d) None of the Companies is subject to any Contract, decree or injunction which restricts the continued operation of any business or the expansion thereof at any Company Facility or into other geographical areas, customers and suppliers or lines of business.

         5.17 Labor and Employment Matters. Schedule 5.17 sets forth the name, address, social security number and current rate of compensation of each of the employees of each of the Companies. None of the Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 60 months prior to the date hereof to organize any employees of the Company or any of its Subsidiaries into one or more collective bargaining units. There is no pending or, to the knowledge of the Company Shareholders, threatened labor dispute, strike or work stoppage which affects or which may affect the business of any of the Companies which may interfere with its continued operations. None of the Companies has within the last 60 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Company Shareholders, threatened charge or complaint against any of the Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of any of the Companies during the 60 months prior to the date hereof. The Company Shareholders are not aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with any of the Companies as a result of this Agreement or otherwise. Schedule 5.17 contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which the Companies is a party or under which it has or may have an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements, and (iv) consulting agreements. Each of the Companies has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, and the Fair Labor Standards Act.

         5.18 Employee Benefit Plans.

                  (a) Employee Benefit Plans. Schedule 5.18 contains a complete and accurate list setting forth each employee benefit plan or arrangement or policy covering any current or former employee of any of the Companies or any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, or under "common control" with, or a member of an affiliated service group" with, any of the Companies as defined in Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), or with respect to which any of the Companies or any ERISA Affiliate maintains or contributes to, or has, or may have, any liability, of any of the Companies, including but not limited to employee pension benefit plans, as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(l) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA ("Employee Benefit Plans") (true and complete copies of which, including any amendments or employee communications relating thereto, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Parent).

                  (b) Compliance with Law. With respect to each Employee Benefit
Plan: (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                  (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401 (a) or 403 (a): (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Parent, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Closing Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 401(d)(6)(B) were included will not exceed then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) except as disclosed on
Schedule 5.18, all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401 (a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet or are disclosed on Schedule 5.18.

                  (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan") (i) all contributions required to be made with respect to employees of the Companies have been timely paid; (ii) the Companies have not incurred or are not expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 5.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and
(iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                  (e) Welfare Plans. Other than as disclosed in Schedule 5.18,
(i) none of the Companies is obligated under any employee welfare benefit plan as described in Section 3(l) of ERISA ("Welfare Plan"), whether or not disclosed in Schedule 5.18, to provide medical, death or other benefits with respect to any employee or former employee of any of the Companies or their predecessors after termination of employment; (ii) the Companies have complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code, and
(iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                  (f) Controlled Group Liability. Neither the Companies nor any ERISA Affiliate: (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to, any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code
Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA; or (vii) has engaged in any act which could give rise to liability under Section 502 of ERISA or under
Section 4972 or 4975 through 4980 of the Code.

                  (g) Other Liabilities. Except as set forth on Schedule 5.18,
(i) none of the Employee Benefit Plans obligates any of the Companies or any ERISA Affiliate to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code), (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing Date, and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Companies.

         5.19 Tax Matters. Except as set forth in Schedule 5.19 hereto: (i) all Tax Returns required to be filed prior to the date hereof with respect to the Companies or any of their income, properties, franchises or operations have been filed; (ii) each such Tax Return has been prepared in compliance with all applicable laws and regulations, and (iii) all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to the Companies (including for any Company on the cash basis of accounting for Tax purposes any Taxes that would have been due and payable had such Company been on the accrual method) have been paid or accrued on the Current Balance Sheet or will be accrued on their respective books and records as of the Closing. Plastics and CA Metals have been S corporations within the meaning of
Section 1361 of the Code since inception. Except as set forth in Schedule 5.19 hereto: (i) with respect to each taxable period of each of the Companies, no taxable period has been audited by the relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any of the Companies; (iii) none of the Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) none of the Companies has requested or been granted an extension of the time for filing any Tax Return; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to any of the Companies regarding Taxes; (vi) none of the Companies has made an election or filed a consent under
Section 341 (f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any of the Companies; (viii) none of the Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing or occurring as a result of the Closing, to include any adjustment under
Section 481 (c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing; (ix) none of the Companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (x) no taxing authority will claim or assess any additional Taxes against any of the Companies that would reduce the Net Worth of the Companies below $3,500,000 for any period for which Tax Returns have been filed; (xi) none of the Companies has made any payments, and is or will not become obligated (under any contract entered into on or before the Closing) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xii) none of the Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(I)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiii) no claim has ever been made by a taxing authority in a jurisdiction where any of the Companies does not file Tax Returns that the relevant Company is or may be subject to Taxes assessed by such jurisdiction; (xiv) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each of the Companies for the past two years have been furnished or made available to Parent; and (xv) none of the Companies will be subject to any Taxes for the period ending at the Closing for any period (including any period for which a Tax Return has not been filed) imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law).

         5.20 Insurance. Schedule 5.20 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Companies (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. The insurance policies are sufficient to satisfy all requirements of (i) any permits applicable to the businesses of any of the Companies and (ii) any requirements of any Governmental Entity with jurisdiction over any of the Companies. As of the Closing, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each of the Companies has complied with the provisions of such Insurance Policies.
Schedule 5.20 contains a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $5,000 that relates to loss or damage to the properties, assets or businesses of any of the Companies. None of the Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         5.21 Receivables. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Companies. All of the Receivables are good and collectible receivables at the amount shown on the Current Balance Sheet, without setoff or counterclaims (including setoff or counterclaim based upon claimed deficiencies or shortages in the characteristics or the quantities of materials delivered by any of the Companies or recoverable from materials delivered by any of the Companies), subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Companies, including all trade account receivables arising from the provision of services or sale of inventory, notes receivable, and insurance proceeds receivable.

         5.22 Licenses and Permits. Each of the Companies possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its businesses and operations, including the operation of the Owned Properties and Leased Premises other than Permits, the absence of which will not interfere with the continued conduct of business as presently conducted and will not cause the Companies to owe any fine, penalty or loss exceeding $5,000, which Permits are listed on
Schedule 5.22. All such Permits are valid and in full force and effect, each of the Companies is in compliance with the requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5.23 Adequacy of the Assets, Relationships with Customers and Suppliers, Affiliated Transactions. The Assets, Owned Properties and Leased Premises and Permits constitute, in the aggregate, all of the tangible assets and properties necessary for the conduct of the business of the Companies in the manner in which and to the extent to which such business is currently being conducted. No current supplier to any of the Companies of items essential to the conduct of their respective business has threatened to terminate its business relationship with any of the Companies for any reason. Except as set forth on
Schedule 5.23, none of the Companies have any direct or indirect interest in any customer, supplier or competitor of any of the Companies, or in any person from whom or to whom the Companies leases real or personal property. Except as set forth on Schedule 5.23, no officer, director or shareholder of any of the Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with any of the Companies or has any interest in any property used by any of the Companies.

         5.24 Intellectual Property. Each of the Companies has full legal right, title and interest in or to use all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of their respective businesses as presently conducted and as proposed to be conducted (the "Intellectual Property"). The conduct of the business of the Companies as presently conducted and as proposed to be conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         5.25 Contracts. Schedule 5.25 sets forth a list of each Contract to which any of the Companies is a party or by which their respective properties and assets are bound and which is material to their respective business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to Parent. The copy of each Designated Contract furnished to Parent is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Except as set forth on Schedule 5.25, none of the Companies has violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. Except as set forth on Schedule 5.25, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by any of the Companies under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. None of the Companies is subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation,
(a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) agreements, contracts or commitments obligating any of the Companies to purchase or sell products or services, excluding (i) standard scrap metal purchase or sale contracts entered into in the ordinary course of business which are less than six months in duration and amount to less than $10,000 and (ii) standard contracts to purchase goods entered into in the ordinary course of business which are less than six months in duration and amount to less than $10,000; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding $10,000; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent, with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, noncompetition agreements and any other agreements relating to any employee, officer or director of any of the Companies; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any agreement contract or commitments relating to pending capital expenditures by any of the Companies; (h) any construction contracts; (i) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interests in any business enterprise outside the ordinary course of the Companies' businesses; and (j) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by any of the Companies and not otherwise disclosed on the Schedules.

         5.26 Customer Lists and Recurring Revenue. Schedule 5.26 is a true, correct and complete list of each of the Companies' ten largest customers ("Material Customers") and suppliers since January 1, 1995 which accounted for sales or purchases in excess of $100,000 (excluding sales or purchases between Companies) together with the applicable percentage of total sales or purchases, as applicable. True, correct and complete copies of any agreements with such customers or suppliers which are anticipated to endure beyond the Closing have been furnished by the Companies to Parent. Schedule 5.26 sets forth each Material Customer's name, address, account number, term of agreement, billing cycle, type of service and rates charged.

         5.27 Accuracy of Information Furnished by the Companies. None of the representations or warranties made by the Companies (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by any of the Companies pursuant to this Agreement, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The Companies have provided Parent with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         5.28 Third Party Consents. Except as set forth on Schedule 5.28, there is no consent or approval of any third party: (a) necessary in order to effect the Merger, the Asset Sale or the Stock Sale or any of the transactions contemplated by this Agreement; or (b) which, if not obtained, would cause any of the Companies to breach any existing Contract which is applicable to, binding upon, or enforceable against any of the Companies or give the third party any right of action against any of the Companies or Parent.

         5.29 Inventory. All Assets that consist of inventory (including raw materials and work-in-progress): (a) were acquired in the ordinary course of business consistent with past practice; (b) are of a quality, quantity, and condition useable or saleable in the ordinary course of business within the Companies's normal inventory turnover experience; and (c) are valued at net realizable market value as set forth in Schedule 5.29. None of the Companies has material liability with respect to the return or repurchase of any goods in the possession of any customer.

         5.30 Investment Intent, Accredited Investor Status; Securities Documents. The Company Shareholders are acquiring the Parent Common Stock hereunder for his own account, not as a nominee or agent, for investment and not with a view to, or for the sale in connection with, any distribution of any of the Parent Common Stock, except in compliance with applicable state and federal securities laws. The Company Shareholders do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Trojan Common Stock or any Parent Common Stock acquired on conversion thereof. The Company Shareholders have been provided, to their satisfaction, the opportunity to discuss the transactions contemplated hereby with Parent and has had the opportunity to obtain such information pertaining to the Parent and Merger Sub as has been requested, including but not limited to filings made by Parent with the SEC under the Exchange Act. The Company Shareholders are "accredited investors" within the meaning of Regulation D promulgated under the Securities Act. The Company Shareholders acknowledge that the Parent Common Stock has not been registered under the Securities Act and understand that the Parent Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

         5.31 Business Locations. The Companies do not have any office or place of business other than as identified on Schedules 5.14(a) and 5.14(b) and the Company's principal place of business and chief executive office of each of the Companies are indicated on Schedule 5.14(a) or 5.14(b), and, all locations where the equipment, inventory, chattel paper and books and records of each of the Companies are located and fully identified on Schedules 5.14(a) and 5.14(b).

         5.32 Names; Prior Acquisitions. All names under which each of the Companies does business as of the date hereof are specified on Schedule 5.32. Except as set forth on Schedule 5.32, none of the Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         5.33 No Commissions. None of the Companies nor the Company Shareholders have incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE VA

                     REPRESENTATIONS AND WARRANTIES OF TRUST

         Except as set forth in Schedule 5A hereto the Trust represents and warrants with respect to the South Gate Property as follows:

         5.1A Trust Status. The Trust is duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own its properties. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Trust.

         5.2A Power and Authority. The Trust has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Trust has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. All of the Trustees of the Trust have approved this Agreement and the transactions contemplated hereby.

         5.3A Enforceability. This Agreement has been duly executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         5.4A No Violation. The execution and delivery of this Agreement by the Trust, the performance by the Trust of its respective obligations hereunder and the consummation by the Trust of the transactions contemplated by this Agreement will not (i) contravene any provision of the organizational documents of the Trust, (ii) violate or conflict with, in any material respect, any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Trust; (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the South Gate Property; or (iv) require the consent, approval, authorization or permit of, or filing with or notification to (or result in the termination of any consent, approval, authorization or permit issued by), any Governmental Authority, any court or tribunal or any other Person.

         5.5A Nature of South Gate Property. Schedule 5A sets forth the location and size of, and principal improvements and buildings (including the square footage) on, the South Gate Property. Except as set forth on Schedule 5A:

                           (1) the Trust has good and marketable title in fee simple to the parcels of South Gate Property, free and clear of any Lien other than (x) liens for real estate taxes not yet due and payable; and (y) encumbrances and restrictions described in the title insurance policies listed on Schedule 5A, all of which policies have been previously delivered to Parent;

                           (2) there are no pending or, to knowledge of the Trust, threatened or contemplated condemnation proceedings, suits or administrative actions relating to the South Gate Property or other matters affecting adversely the current use, occupancy or value thereof;

                           (3) Legal Description. The legal descriptions for the parcels of the South Gate Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, do not violate any restrictive covenants or easements, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the South Gate Property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                           (4) there are no agreements or understandings, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcels of the South Gate Property, except as set forth on Schedule 5A;

                           (5) there are no outstanding options or rights of first refusal to purchase the parcels of the South Gate Property, or any portion thereof or interest therein;

                           (6) there are no parties (other than the Trust) in possession of the parcels of the South Gate Property, other than tenants under any leases disclosed in Schedule 5A who are in possession of space to which they are entitled;

                           (7) all facilities located on the parcels of the South Gate Property are supplied with separately marked utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services have been licensed, permitted, completed and paid for in accordance with all applicable laws, ordinances, rules and regulations, and, to the knowledge of the Trust, are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of the South Gate Property;

                           (8) each parcel of the South Gate Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of the South Gate Property; access to the property is provided by paved public right-of-way; and there is no pending or, to the knowledge of the Trust, threatened termination of the foregoing access rights;

                           (9) Improvements. To the knowledge of the Trust, all improvements and buildings on the South Gate Property are in good repair and are safe for occupancy and use, free from termites or other wood-destroying organisms; the roofs thereof are watertight, and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of the South Gate Property in the manner in which presently used;

                           (10) there are no service contracts, operating or management agreements or similar agreements which affect the parcels of the South Gate Property, except as set forth on Schedule 5A, which are not terminable upon 30 days notice;

                           (11) there are no pending or (to the knowledge of the Trust) threatened special assessments or improvements or activities of any public or quasi-public body either planned, in the process of construction, or completed which may give rise to any special assessment against the South Gate Property or any portion thereof;

                           (12) the South Gate Property is segregated on the applicable tax role so that no other property is included on any tax bill related to any portion of the South Gate

                                    Property, and there are no tax exemptions or abatements affecting the South Gate Property;

                           (13) to the knowledge of the Trust, there is no law, ordinance, order, regulation or requirement under active consideration by any Governmental Authority which could require the owner of any the South Gate Property to make any expenditure in excess of $10,000 to modify or improve such South Gate Property to bring it into compliance therewith;

                           (14)     other than as contemplated by this
                                    Agreement, no mortgages, deeds of trust, or other lien or charge will encumber the South Gate Property after the Closing. With respect to every mortgage, deed of trust or other instrument now encumbering the South Gate Property, (a) no default, event or default, or event which with the giving of notice or passage of time or both could constitute a default or event of default exist thereunder or under any instrument evidencing, securing or otherwise relating to the indebtedness secured thereby, and the Trust has not been given notice by any holder of any such instrument of such a default, event of default or other event, and (b) the sale of the South Gate Property and prepayment of any indebtedness evidenced or secured thereby is not prohibited by the holder of any such instrument; and

                           (15) the Trust does not have any information or knowledge that there are any laws, ordinances or restrictions, or any change contemplated therein, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon the South Gate Property, or any other facts or conditions which could, in the aggregate, have a material adverse effect upon the South Gate Property or its value which have not been disclosed in the Schedules to this Agreement; the Trust has not received any notice from any insurance company of any defects or inadequacies in the South Gate Property or any part thereof which could materially and adversely affect the insurability of the South Gate Property or the premiums for the insurance thereof; and no notice has been given by any insurance company which has issued a policy with respect to any portion of any the South Gate Property or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work with which compliance has not been made.


                                   ARTICLE VI

                  CONDUCT OF BUSINESS PENDING THE ACQUISITIONS

         6.1 Conduct of Business by the Companies Pending the Acquisitions. Except as set forth on Schedule 6.1, each of the Company Shareholders covenants and agrees that, between the date of this Agreement and earlier of the Closing and the termination of this Agreement in accordance with Article XIV hereof, the businesses of the Companies shall be conducted only in, and none of the Companies shall take any action except in, the ordinary course of business, consistent with past practice. Each of the Company Shareholders shall use its best efforts to preserve intact each of the Companies business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, none of the Companies shall, between the date of this Agreement and the Closing, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of
Parent:

                  (a) amend or otherwise change its articles of incorporation or bylaws;

                  (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than a distribution at Closing of $125,000;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except use of existing bank line in ordinary course of business consistent with past practices, or (iii) enter into any Contract other than in the ordinary course of business consistent with past practices;

                  (f) increase the compensation payable or to become payable to its officers or directors, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors or officers, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors or officers;

                  (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                  (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                  (i) make or change any election with respect to Taxes or settle any claim or assessment in respect of Taxes;

                  (j) increase or decrease prices charged to its customers, except in the ordinary course of business consistent with past practices, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of contracts or other causes;

                  (k) except as provided in this Agreement, enter into any contract or lease or modify any existing contract or lease affecting the operation or use of any Owned Property or Leased Premises, grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment, encumbrance or lien affecting any Owned Property or any part thereof, convey, sublease or assign all or any portion of any Owned Property or Leased Premises or any interest or rights therein, commit any waste or nuisance on any Owned Property or Leased Premises, make any material changes in the construction or condition of any Owned Property or Leased Premises, or modify, terminate or exercise any option or right to extend the term of, or expand the Leased Premises under, any Lease; or

                  (l) agree, in writing or otherwise, to take or authorize any of the foregoing actions.

         6.2 No Solicitation. Until the earlier of the Closing and the date of termination of this Agreement pursuant to the provisions of Section 14.1 hereof, neither the Company Shareholders nor any of the Companies will (nor will they permit any of their respective officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of any of the Companies' business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise, (b) disclose any information not customarily disclosed to any person concerning its business and properties or afford to any person or entity access to its properties, books or records, or (c) assist or cooperate with any person to make any proposal to purchase all or any part of any of the Companies's capital stock or assets. In the event any of the Companies or the Company Shareholders shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, such person shall promptly notify Parent as to any such offer or proposal and will cooperate with Parent by furnishing any information it may reasonably request regarding the financial terms of such offer or proposal.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         7.2 Compliance with Covenants. The Company Shareholders shall cause the Companies to comply with all of the respective covenants of the Companies under this Agreement.

         7.3 Cooperation. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Parent Common Stock is listed (the Nasdaq Stock Market) in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonable best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         7.4 Access to Information. From the date hereof to the Closing, each of the Companies shall (and shall cause its directors, officers, employees, auditors, counsel and agents to) afford the Parent and officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be reasonably requested. Parent shall provide the Companies and the Company Shareholders with copies of such publicly available information about Parent as the Companies may request and shall provide the Companies with reasonable access to Parent's executive officers and facilities in this regard. No information or knowledge obtained in any investigation pursuant to this Section 7.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

         7.5 Notification of Certain Matters. The Companies and the Company Shareholders, on the one hand, and Parent, on the other hand, shall give prompt notice to the other of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.5 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         7.6 Tax Treatment. It is intended that the Merger will qualify as a reorganization under the provisions of Section 368 (a) of the Code. All parties hereto agree to file the Plan of Merger with their respective federal income tax returns for the year in which the Merger is effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3.

         7.7 Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Parent may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange.

         7.8 Expenses. Whether or not the Merger, the MacLeod Purchases or the South Gate Purchase are consummated, all fees and expenses incurred in connection with such transactions including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that all fees and expenses incurred by the Companies shall be the obligation of the Company Shareholders. For avoidance of doubt the fees of Price Waterhouse to perform their audit of the Audited Financials provided for in Section 8.12, the fees associated with the fairness opinion referred to in Section 8.5, the cost of the Appraisal referred to in Section 8.15 and the fees of Wilson Sonsini Goodrich & Rosati, counsel to Parent shall be paid by Parent.

         7.9 Trading in Parent Common Stock. Except as otherwise expressly consented to by Parent, from the date of this Agreement until the Closing, neither the Companies nor the Company Shareholders (nor any of their Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Parent Common Stock in any transactions effected on the Nasdaq Stock Market or otherwise.

         7.10 Tax Matters Related to Plastics and CA Metals.

                  (a) The Company Shareholders shall be liable for all income and franchise taxes of Plastics and CA Metals for any taxable year or period ending on or prior to the Closing Date (except for taxes that are statutorily asserted against S Corporations).

                  (b) The Company Shareholders shall have the responsibility for preparing the final state or federal returns of Plastics and CA Metals which returns shall take into account (i) income from operations prior to Closing and
(ii) the deemed asset sale and liquidation contemplated by any Section 338 Election(s) (as defined below). Such returns shall be prepared in accordance with applicable law and past practices consistently applied and shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld. The Company Shareholders shall pay all taxes shown due on such final returns.

                  (c) The Company Shareholders shall, if requested by Parent, join with Parent in preparing a joint election on Form 8023A with respect to the acquisition of Plastics and/or CA Metals under Section 338(h)(10) of the Code and under any applicable similar provisions of state law with respect to the purchase of the Shares ("Section 338 Election"). The Forms 8023A shall be prepared and executed at the Closing and filed by Parent if it so elects in its sole discretion. Information accompanying such Form 8023A will reflect the allocation of the purchase price for the assets of Plastics and CA Metals set forth on Schedule 2.1; the parties hereto agree to take no position for any tax or reporting purposes which is contrary to such allocation.

                  (d) Parent shall notify the Company Shareholders of any pending or threatened federal, state, local or foreign tax audits, examinations or assessments which may affect any tax liability for which the Company Shareholders are liable pursuant to Section 7.10. The Company Shareholders shall have the sole right to conduct any tax audit or administrative or court proceeding relating to a potential liability for such taxes and shall bear all costs and expenses of such audit or examination. Parent shall not settle any tax claim for which the Company Shareholders may be liable under Section 7.10 without the prior written consent of the Company Shareholders, which consent shall not be unreasonably withheld. Any refund of taxes of the type for which the Company Shareholders have responsibility under Section 7.10 shall be the property of the Company Shareholders and paid over to the Company Shareholders immediately upon receipt by Parent. Parent shall not, and shall not permit any of its affiliates, to file any amended income tax return, report or election statement with respect to any year or period for which the Company Shareholders are liable under Section 7.10, unless the Company Shareholders consent to such filing which consent shall not be unreasonably withheld.

         7.11 Registration Statement. Parent shall use its best efforts to cause the Parent Common Stock and the shares of Parent Common Stock issuable upon exercise of the Warrants to be registered on a registration statement (the "Registration Statement") under the Securities Act on the first anniversary of the Effective Time to provide for resale of such shares by the Company Shareholders. The rights and obligations of the Company Shareholders and Parent in respect of the Registration Statement shall be set forth in the Declaration of Registration Rights as attached hereto as Exhibit D.

         7.12 Nomination of Ian MacLeod to Board of Directors. Parent agrees, following the closing of the Acquisition, to nominate Ian MacLeod for reelection to the Board of Directors of Parent at Parent's 1997 Annual Meeting of Stockholders unless, at the time of such Annual Meeting, the sale of all of the Registrable Securities described in the Declaration of Registration Rights attached hereto as Exhibit D is registered pursuant to an effective Registration Statement filed by Parent with the Securities and Exchange Commission.

                                  ARTICLE VIII

      CONDITIONS TO THE OBLIGATIONS OF PARENT, MERGER SUB AND PURCHASE SUB

         The obligations of the Parent, Merger Sub and Purchase Sub hereunder shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by Parent, Merger Sub and Purchase Sub:

         8.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Company Shareholders and the Trust contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. Each of Companies, the Company Shareholders and the Trust shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each of Companies, the Company Shareholders and the Trust shall have delivered to Parent a certificate, dated as of the Closing Date, duly signed (by its President or a Co-Trustee), stating that such representations and warranties are true and correct in all material respects and that all such obligations have been performed and complied with in all material respects.

         8.2 No Material Adverse Change or Destruction of Property. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change to any of the Companies, or the Trust, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Companies or the Trust, and (iii) none of the properties and assets of any of the Companies or the Trust shall have been damaged by fire; flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to Parent a certificate to that effect, dated the Closing Date and signed by each of the Companies and the Trust (by its President or a Co-Trustee).

         8.3 Secretary Certificate. Each of the Companies shall have delivered to Parent: (i) copies of the articles of incorporation and bylaws of each of the Companies as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Boards of Directors and shareholders of the Companies authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of each of the Companies issued by the Secretary of State of the State of California and each other state in which it is qualified to do business as of a date not more than five days prior to the Closing Date, certified in each case as of the Closing Date by the Secretary of the relevant Company as being true, correct and complete.

         8.4 Opinion of Counsel. Parent shall have received an opinion dated as of the Closing Date from counsel for the Companies and the Company Shareholders in form and substance acceptable to Parent and as attached hereto as Exhibit E-1.

         8.5 Consents. Each of the Companies shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Companies from any person from whom such consent or waiver is required under any Designated Contract, Environmental Permit or instrument as of a date not more than five business days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Designated Contracts, Environmental Permits or instruments, either by the terms thereof or as a matter of law. The Companies shall also have received estoppel certificates from the landlords and lenders with respect to each Owned Property and Leased Premises confirming the relevant business terms of the applicable Leases and loans and that there are no defaults thereunder. The Company shall have provided Parent with reasonably satisfactory evidence that each of the permits described on attached Schedule
8.6 have been obtained and are in full force and effect, that no capital improvements or material modifications to the Company's process will be needed to continue such permits in full force and effect after the closing to permit the conduct of business as presently conducted.

         8.6 Securities Laws. Parent shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Parent Common Stock and the Warrants, in connection with the transactions contemplated hereby.

         8.7 Company Stock. At the Closing, the Company Shareholders shall have delivered all certificates evidencing the MacLeod Metals Shares, the Plastics Shares, the CA Metals Shares, the Firma Shares and all of the outstanding Trojan Common Stock.

         8.8 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Agreement, the Merger, the MacLeod Purchases, the South Gate Purchase or any other transaction contemplated hereby, and which, in the judgment of Parent, makes it inadvisable to proceed with the Agreement, Merger, the MacLeod Purchases, the South Gate Purchase and other transactions contemplated hereby.

         8.9 Board or Trustee Approval. The Board of Directors of each of the Companies and all of the trustees of the Trust shall have authorized and approved this Agreement, the Merger, the South Gate Purchase and transactions contemplated hereby.

         8.10 Shareholder Approval. The shareholders of Merger Sub, Purchase Sub and each of the Companies shall have authorized and approved this Agreement, the Merger, the MacLeod Purchases and the transactions contemplated thereby.

         8.11 Closing Financial Statements; Net Worth. Prior to the Closing Date, Parent shall have received an audited consolidated balance sheet of the Companies at June 30, 1996 and at June 30, 1995 and audited consolidated statements of income and cash flows of the Companies for the twelve month periods ended June 30, 1994, June 30, 1995 and June 30, 1996, each audited by Price Waterhouse (collectively, the "Audited Financials") and an unaudited balance sheet at September 30, 1996 and unaudited consolidated statements of income of the Companies for the three months ended September 30, 1996. The Net Worth of the consolidated Companies on the Closing Balance Sheet shall be at least $3,500,000. The Company Shareholders shall certify to the Net Worth on the Closing Date.

         8.12 Due Diligence. Parent shall have satisfactorily completed all financial, legal, environmental and business due diligence on the Companies and the results of such due diligence shall be satisfactory to the Parent in its sole discretion.

         8.13 Leases. The Company Shareholders or the Trust shall have satisfied the following conditions regarding the Existing Facilities: (i) the Trust shall have entered into a Master Lease Agreement with CA Metals for the Gardena property substantially in the form attached hereto as Exhibit F; (ii) the Trust, shall have executed an assignment Agreement in a form reasonably acceptable to Parent, assigning all existing leases between the Trust and the Companies and releasing Parent, Merger Sub, Purchase Sub, the Companies and any other Lessee on the South Gate Property from any liability for breach, prior to the Closing Date, of any lease between the Companies and said trust and with respect to any subleases of the facility by the Companies; (iii) the Company Shareholders shall have obtained from the landlord under the Wilmington lease a consent to assignment of the leasehold held by CA Metals substantially in the form attached hereto as Exhibit F-2; (v) the Company Shareholders shall have obtained from the landlord under the Harbor City lease an estoppel certificate substantially in the form attached hereto as Exhibit F-3, (vi ) the Company Shareholders shall provide an indemnity and full release of the Companies, Merger Sub, Purchase Sub and Parent for liabilities associated with any and all sublessees of the Harbor City property leased by CA Metals substantially in the form attached hereto as Exhibit F-4, and (vii) provided all documents reasonably required by First American Title Insurance Company for title insurance arising out of the South Gate Purchase.

         8.14 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the MacLeod Purchases or the South Gate Purchase shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Agency, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, the MacLeod Purchases or the South Gate Purchase, which makes the consummation of the Merger, the MacLeod Purchases or the South Gate Purchase illegal.

         8.15 Environmental Matters. Parent shall have obtained, investigated and approved in its sole discretion no later than the Closing, the environmental questionnaire and a report of a consultant selected by Parent concerning (i) the Environmental Activities of each of the Companies, (ii) any Environmental Law or Environmental Permits affecting the Environmental Activities, the Company Facilities or other matters applicable to the business of any of the Companies,
(iii) the presence or absence of Contamination on or about any Company Facility or any adjacent property, (iv) whether the transportation, disposal or destruction of Regulated Substances for which any of the Companies is legally responsible has created or may create liabilities for any of the Companies, (v) the expenditures required to obtain any required Environmental Permit, to comply with any Environmental Law or to institute any sound business practice relating to the Environmental Activities of any of the Companies, (vi) the existence, or potential for, any environmental action, liability, suit, proceeding, or claim, against any of the Companies. The expenses of the aforementioned consultant shall be paid by the Parent. Prior to Closing, the Parent and their respective employees, agents, consultants and contractors, (i) shall have the right to enter upon any real property, at reasonable times and upon reasonable notice to the Companies, owned or controlled by each of the Companies for the purpose of conducting such inspections and tests and taking such soil and groundwater samples as Parent shall deem appropriate, and (ii) shall have access to all records relating to any Company Facility and the Environmental Activities of the Companies. Each of the Companies shall cooperate with the Parent to gain access to any real property or records not currently in the possession of any of the Companies.

         8.16 FIRPTA Notification. Trojan shall certify that its shares do not constitute a U.S. real property interest as defined in Section 897(c) of the Internal Revenue Code.

         8.17 Non-Compete. Each of the Company Shareholders shall have entered into a non-competition agreement in the form attached as Exhibit G and such non-competition agreement shall be in full force and effect.

         8.18 Title to South Gate Property. The Purchase Sub shall have received a title commitment obliging the title insurer to issue to Purchase Sub an owner's policy of title insurance, which policy shall contain such endorsements for additional coverage as Purchase Sub shall reasonably require, in the amount of $3,500,000, insuring that fee title is vested in Purchase Sub or its designee subject only to the Permitted Exceptions.

         8.19 Payment to First American. The Trust shall have delivered a wire transfer to First American for the amount set forth in Section 3.4.

         Neither the closing of this transaction, the waiver by Parent, Merger Sub and/or Purchase Sub, nor the determination by Parent, Merger Sub and/or Purchase Sub that the foregoing conditions to Closing have been fulfilled shall waive or modify in any manner the rights and liabilities of the parties for misrepresentations contained in Article VI of this Agreement.


                                   ARTICLE IX

                        CONDITIONS TO THE OBLIGATIONS OF
              THE COMPANIES, THE COMPANY SHAREHOLDERS AND THE TRUST

         The obligations of Companies, the Company Shareholders and the Trust to effect the Merger, the MacLeod Purchases and the South Gate Purchase shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by the Company, the Company Shareholders and the Trust:

         9.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Parent, Merger Sub and Purchase Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Parent, Merger Sub and Purchase Sub shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing. Each of the Parent, Merger Sub and Purchase Sub shall have delivered to the Companies a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied within all material respects.

         9.2 Deliveries to First American. At the Closing, Parent shall have delivered to First American (i) $500,900 by wire transfer as the Parent Loan (including closing costs of $900), (ii) $500,000 by wire transfer as cash payment for the CA Metals Shares, Firma Shares, MacLeod Metals Shares and Plastics Shares and (iii) the Purchase Note.

         9.3 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Agreement, the Merger, MacLeod Purchases, the South Gate Purchase or any other transaction contemplated hereby, and which in the judgment of the Companies makes it inadvisable to proceed with the Agreement, the Merger, the MacLeod Purchases, the South Gate Purchase and other transactions.

         9.4 No Material Adverse Change or Destruction of Property. Between the date hereof and the Closing Date; (i) there shall have been no Material Adverse Change to the Parent; (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of Parent; and (iii) none of the properties and assets of Parent shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Companies a certificate to that effect, dated the Closing Date and signed by or on behalf of Parent.

         9.5 Corporate Certificate. Parent shall have delivered to the
Companies: (i) copies of resolutions adopted by the Board of Directors and shareholders of Parent authorizing the transactions contemplated by this Agreement and (ii) a certificate of good standing of Parent issued by the Secretary of State of the State of

Delaware as of a date not more than five days prior to the Closing Date, certified in each case as of the Closing Date by the Secretary or Assistant Secretary of Parent as being true, correct and complete.

         9.6 Opinion of Counsel. The Companies shall have received an opinion dated as of the Closing Date from counsel for the Parent, in form and substance acceptable to the Companies and as attached hereto as Exhibit E-2.

         9.7 Board of Directors. Ian MacLeod shall, effective upon the Closing, become a director of Parent without any further action by the Board of Directors of Parent.

         9.8 Board Approval. The Board of Directors of each of the Parent, Merger Sub and Purchase Sub shall have authorized and approved this Agreement, the Merger, the South Gate Purchase and transactions contemplated hereby.

         9.9 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the MacLeod Purchases or the South Gate Purchase shall be in effect, nor shall any proceeding brought by any administrated agency or commission or other Governmental Agency, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, the MacLeod Purchases or the South Gate Purchase, which makes the consummation of the Merger, the MacLeod Purchases or the South Gate Purchase illegal.

         9.10 Employment Agreement. The Companies shall have entered into an employment agreement with Ian MacLeod in the form of Exhibit H and such employment agreement shall be in full force and effect.

         9.11 Stock Pledge Agreement. Parent shall have entered into a Stock Pledge Agreement with the Company Shareholders in the form of Exhibit C-5 hereto and such Stock Pledge Agreement shall be in full force and effect.

         9.12 Leases. Parent shall have entered into a Master Lease Agreement with the Company Shareholders for the Gardena property substantially in the form attached hereto as Exhibit F-1.

         9.13 Deliveries to Escrow Agent. The Parent, Merger Sub or Purchase Sub shall have delivered to the Escrow Agent a Certificate for 725,000 shares of Parent Common Stock and the Warrants.

         9.14 Deliveries to Company Shareholders. The Parent shall have delivered the Notes and share certificates representing all of the outstanding shares of the Companies, together with executed stock powers, which shall be held by the Company Shareholders pursuant to the terms of the Stock Pledge Agreement to the Company Shareholders.

                                   ARTICLE IXA

                       POST CLOSING RIGHTS AND OBLIGATIONS

         9.1A Assignment of Tokai Line of Credit and California Pollution Control Financing Authority Agreement. Within two weeks following the Closing, Ian MacLeod shall use his best efforts to (a) obtain a waiver from Tokai Bank with respect to the effect of the transactions contemplated by this Agreement on that certain line of credit between Tokai Bank and Trojan for $1,000,000 (the "Line of Credit"), (b) obtain a waiver from the California Pollution Financing Authority ("Pollution Control") and, if required, from the U.S. Small Business Administration, with respect to the effect of the transactions contemplated on this Agreement on that certain Loan and Securities Agreement between MacLeod Metals and Pollution Control dated as of March 1, 1981 (the "Pollution Loan Agreement") and (c) to substitute Parent, for Ian MacLeod as guarantor of the Line of Credit and, if applicable, the Pollution Control Loan Agreement. In the event that Tokai refuses to issue a waiver with respect to the Line of Credit and substitute Parent for Ian MacLeod as guarantor, and/or Pollution Control refuses to issue a waiver with respect to the Pollution Control Agreement, then, within 10 business days of the date Ian MacLeod delivers to Purchaser written evidence of Tokai's refusal, Parent shall cause Trojan to pay all amounts remaining outstanding under the Line of Credit and/or cause MacLeod Metals to pay all amounts remaining outstanding under the Pollution Loan Agreement. The failure of Tokai to permit the assignment of the Line of Credit to Parent and the failure of Pollution Control to permit the assignment of the Pollution Loan Agreement shall not constitute a default under this Agreement by Parent.

         9.2A Employment of Controller. Ian MacLeod shall assist Parent following the Closing to locate and employ a Controller of all of the Companies who is acceptable to Parent. Such Controller shall serve at the discretion of Parent's Board of Directors and Ian MacLeod shall not take any action to terminate the employment of such person unless and until the termination of this Agreement pursuant to Section 14.2 hereof.

         9.3A No Defaults After Closing. Following the Closing, Ian MacLeod shall not cause any of the Companies to take any action or fail to take any action which would cause a default or breach under any contract or arrangement to which any of the Companies are party.


                                    ARTICLE X

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW;
                              SET OFF AGAINST NOTES

         10.1 Survival of Representations and Warranties. Subject to Article XI, all of the Company Shareholders' and the Trust's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules and Schedule 5A) shall survive the Merger and the MacLeod Purchases and continue until the first anniversary of the Closing; provided, however, that the representations and warranties relating to tax matters set forth in Section 5.19, shall survive the Closing and shall not terminate until the statutes of limitation for all available actions relating to the representations and warranties expire. All of the Parent's and Merger Sub's representation and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate on the first anniversary of the Closing.

         10.2 Indemnity.

                  (a) The Company Shareholders hereby agree to indemnify and hold Parent, Merger Sub and Purchase Sub and their respective officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, Merger Sub and Purchase Sub, or their respective officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company Shareholders or the Trust (other than the warranties set forth in section 5.13) contained in Articles V and VA herein (as modified by the Company Schedules and Schedule 5A), or (ii) any failure by and of the Companies, the Company Shareholders or the Trust to perform or comply with any covenant contained herein. Nothing herein shall limit the liability of the Parent, Merger Sub and Purchase Sub, the Companies, the Company Shareholders or the Trust for any breach of any representation, warranty or covenant, if the Merger, the MacLeod Purchases or the purchase of the South Gate Property do not close.

                  (b) Procedure For Claims and Minimum Claim Amount. Parent, Merger Sub or Purchase Sub shall promptly notify the Company Shareholders in writing of any Losses for which they shall seek indemnification under this Section by delivery to the Company Shareholders of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating the grounds for recovery by Parent, Merger Sub or Purchase Sub in sufficient detail to permit the Company Shareholders to understand the general basis for the claim, (B) specifying in reasonable detail the individual items of Losses for which recovery is sought, and (C) stating the date each such item was paid or incurred, or the basis for anticipated liability; provided, however, that the failure of Parent, Merger Sub or Purchase Sub to so notify the Company Shareholders shall relieve the Company Shareholders of their obligations under this Agreement, only to the extent that they are actually prejudiced thereby. Notwithstanding the foregoing subsection, no action may be taken to collect any amount owing by the Company Shareholders (including, without limitation, commencement of any legal action, exercise of rights against the Escrow Fund (as defined below), and set off against the amounts otherwise owing by the indemnitee to the Company Shareholders under the Note or any lease), unless and until the indemnitee has complied with the claims procedures set forth in this subsection and unless and until the amounts of such claims recoverable under this Article, together with the claims or under Article XI, in the aggregate, exceed $50,000. When the aggregate amount of such claims exceeds $50,000 the amount of the Losses in excess of $50,000 shall become immediately due and payable.

                  (c) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes will be covered by the indemnification and/or defense obligation contained in this Article, Parent shall notify the Company Shareholders of such claim, and the Company Shareholders shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Company Shareholders, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Company Shareholders. In the event that the Company Shareholders have consented to any such settlement, the Company Shareholders shall have no power or authority to object under any provision of this Article X to the amount of any claim by Parent with respect to such settlement.

                  (d) Sources of Recovery of Losses and Environmental Claims. In addition to its other rights and remedies at law, in equity or under any other agreement between Parent, Merger Sub and Purchase Sub on the one hand and the Company Shareholder, on the other hand, for recovery the sums owing by the Company Shareholders under this Article X and/or Article XI (collectively the "Company Shareholders' Indemnities" and individually an "Company Shareholders' Indemnity"), the Parent, the Merger Sub and/or Purchase Sub shall each be entitled to pursue, cumulatively, alternatively, and in such order as the Parent may elect, all or any of the remedies, as specified below; provided, however, that in no event shall Parent, Merger Sub and/or Purchase Sub obtain double recovery of the Company Shareholders' Indemnities amounts payable by Company Shareholders hereunder.

                           (i) Escrow Fund.

                                    (a) In General. As partial security for the
recovery by the Parent, Merger Sub and Purchase Sub of the amounts owing to them under the Company Shareholders' Indemnities pursuant to this Article X or
Article XI, the Company Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) Seven Hundred Twenty Five Thousand (725,000) shares of Parent Common Stock to be issued in connection with the merger of Trojan Trading (plus any additional shares as may be issued upon any stock splits, stock dividend or recapitalization effected by Parent after the Effective Time) and the Warrants (collectively, the "Escrow Shares"). As soon as practicable after the Closing, the Escrow Shares (along with executed stock powers), without any act of the Company Shareholders, will be deposited with Chemical Trust Company of California (or other institution acceptable to Parent and the Company Shareholders) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund" ) to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

                                    (b) Escrow Period; Distribution upon
Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m., P.S.T., on the date which the Class A Notes are repaid in full by Parent (the "Escrow Period Termination Date") and the Escrow Shares less an amount of Parent Common Stock which, in the reasonable judgment of Parent, subject to the objection of the Company Shareholders and any subsequent arbitration of the matter in the manner provided in Section 10.2(d)(i)(f) hereof, is in value necessary to satisfy any then pending unsatisfied Company Shareholders' Indemnities, which have been specified in any Escrow Fund Claim delivered to the Escrow Agent and the Company Shareholders prior to the Escrow Period Termination Date pursuant to Subsection 10.2(d)(i)(d) below, shall be released from the Escrow Fund and delivered to the Company Shareholders. In the event the Class A Note is not repaid in full prior to April 30, 1997, all of the remaining Escrow Shares shall be delivered to Parent. As soon as all Company Shareholders' Indemnities recoverable under this Article have been resolved or if no Escrow Fund Claim is delivered to the Escrow Agent prior to the Escrow Period Termination Date, in the event the Class A Note has been repaid in full Parent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund.

                                    (c) Protection of Escrow Shares.

                                            (i) The Escrow Agent shall hold and
safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                                            (ii) Any shares of Parent Common
Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund Shares and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                                            (iii) The Company Shareholders shall
have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by the Company Shareholders (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

                                    (d) Notice of Election To Satisfy Claim With
Escrow Fund. If Parent elects to recover the amounts payable to Parent or the Merger Sub pursuant to Company Shareholders' Indemnity from the Escrow Fund, then prior to the Escrow Period Termination Date, Parent shall deliver to the Escrow Agent and the Company Shareholders a written notice (the "Escrow Fund Claim"), containing a copy of the Officer's Certificate described in Subsection 10.2(b) , above or in Subsection 11.3(a) below, a statement of the amount the Company Shareholders' Indemnity to be satisfied by distribution of Parent Common Stock from the Escrow Fund.

                                    (e) Objections to Escrow Fund Claim. For a
period of thirty (30) days after delivery of an Escrow Fund Claim to the Company Shareholders, Parent shall not be entitled to any Escrow Amounts pursuant to
Section 10.2(d) hereof, unless Parent shall have received written authorization from the Company Shareholders to take the amounts claimed in the Escrow Fund Claim. After the expiration of such thirty (30) day period, Parent shall be entitled to the shares of Parent Common Stock from the Escrow Fund in accordance with Section 10.2(d)(i)(d) hereof, provided that no such delivery may be made if the Company Shareholders shall object in a written statement to the Escrow Fund Claim, and such statement shall have been delivered to Parent prior to the expiration of such thirty (30) day period, specifying in reasonable detail the basis for the objection (an "Escrow Claim Objection").

                                    (f) Resolution of Conflicts; Arbitration.

                                            (i) If the Company Shareholders so
deliver an Escrow Claim Objection within thirty (30) days after delivery of an Escrow Fund Claim, the Company Shareholders and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Company Shareholders and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent, indicating the value, if any, of the Parent Common Stock that should be distributed to Parent from the Escrow Fund to satisfy the Escrow Fund Claim. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Shares from the Escrow Fund in accordance with the terms thereof.

                                            (ii) If no such agreement can be
reached after good faith negotiation, either Parent or the Company Shareholders may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Company Shareholders. In the event that within 60 days after submission of any dispute to arbitration Parent and the Company Shareholders cannot mutually agree on an arbitrator Parent and the Company Shareholders shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in raised by the Escrow Fund Claim shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.2(d)(i)(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                                            (iii) Judgment upon any award
rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California under the rules then in effect of the American Arbitration Association. The arbitrators shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

                                    (g) Reduction of Escrow Fund. Parent shall
be entitled, subject to Section 10.2(e), to that number of shares of Parent Common Stock in the Escrow Fund with a value equal to the amount of the Common Shareholders' Indemnity obligation covered by the Escrow Fund Claim. The Escrow Agent shall, subject to the provisions of Section 10.2 (e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund with a value equal to such Losses/- Environmental Claims, provided that sufficient shares of Parent Common Stock remain in the Escrow Fund.

                                    (h) Valuation of Shares. For the purposes of
determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund, the shares of Parent Common Stock shall be valued at the closing price of the Parent Common Stock on the Nasdaq Stock Market on the date of delivery of the Escrow Fund Claim.

                                    (i) Delay in Delivery of Shares. For a
period of thirty (30) days after delivery of an Escrow Fund Claim, the Escrow Agent shall make no delivery to Parent of any Escrow Shares unless Parent and Escrow Agent (in connection with Escrow Shares) shall have received written authorization from the Company Shareholders to make such delivery of Escrow Shares in accordance with Section 10.2(d)(i) hereof. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in accordance with Section 10.2(g) hereof, provided that no such delivery may be made, if the Company Shareholders shall provide a Escrow Claim Objection complying with Subsection 10.2(d)(i)(e) to the Escrow Agent, and such Escrow Claim Objection shall have been delivered to the Escrow Agent and Parent prior to the expiration of such thirty (30) day period.

                                    (j) Escrow Agent's Duties.

                                            (i) The Escrow Agent shall be
obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Company Shareholders, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                                            (ii) The Escrow Agent is hereby
expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                                            (iii) The Escrow Agent shall not be
liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                                            (iv) The Escrow Agent shall not be
liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                                            (v) In performing any duties under
the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                                            (vi) If any controversy arises
between the Parties to this Agree ment, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents, cash and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                                            (vii) Furthermore, the Escrow Agent
may at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents, cash and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the Parties jointly and severally agree to pay.

                                            (viii) The Parties and their
respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

                                            (ix) The Escrow Agent may resign at
any time upon giving at least thirty (30) days written notice to the Parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the Parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the Parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any duties and liability under this Agreement assumed by the replacement agent.

                                            (x) The Escrow Agent's duties shall
be only as set forth in this Agreement and shall not be defined in any other writing or document.

                                    (k) Fees. The Escrow Agent fees for
performance of its duties hereunder shall be paid fifty percent (50%) by Parent and fifty percent (50%) by the Company Shareholders, jointly and severally, in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the Parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. The Parent and the Company Shareholders, jointly and severally, promise to pay these sums upon demand.

                           (ii) Offsetting of Notes. Parent and Merger Sub shall
be entitled to offset against the amount owing by either of them to the Company Shareholders under the Notes, all or any portion of the amount of the Company Shareholders' Indemnities owing to Parent and/or to the Merger Sub in accordance with this Section (an "Offset").

                                    (a) Notice of Offset. If Parent or Merger
Sub elects to recover the amounts payable to Parent or the Merger Sub pursuant to Company Shareholders' Indemnity by an Offset, then Parent shall deliver to the Company Shareholders a written notice (the "Offset Claim"), containing a copy of the Officer's Certificate described in Subsection 10.2(b), above or in Subsection 11.3(a), below, a statement of the amount the Company Shareholders' Indemnity to be satisfied by an Offset, the obligations to be Offset, and the effective date of the Offset, which date shall be the earlier of the date that the Parent or Merger Sub paid or properly accrued any Loss or Environmental Claim.

                                    (b) Objections to Offset Claim. For a period
of thirty (30) days after delivery of an Offset Claim to the Company Shareholders, Parent shall not be entitled to the Offset pursuant to Section 10.2(d)(ii) hereof and the Company Shareholder shall not be entitled to claim a default under the Notes, or any other obligation subject to the Offset for non-payment of the amounts claimed to be Offset, to permit the Company Shareholders to evaluate the Offset Claim. After the expiration of such thirty
(30) day period, the Offset shall be deemed effective as of the date for Offset specified in the Offset claim, unless the Company

Shareholders shall object in a written statement delivered to Parent or the Merger Sub taking the Offset prior to the expiration of such thirty (30) day period specifying in reasonable detail the basis of the objection (an "Offset Claim Objection")

                                    (c) Resolution of Conflicts; Arbitration.

                                            (i) If the Company Shareholders so
deliver an Offset Claim Objection within thirty (30) days after delivery of an Offset Claim, the Company Shareholders and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Company Shareholders and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties indicating the amount, if any, of the Offset that is mutually agreeable.

                                            (ii) If no such agreement can be
reached after good faith negotiation, either Parent or the Company Shareholders may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be arbitrated in the manner described in Subsection 10.2(d)(i)(f), above; and judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitrators shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

                                            (iii) During the pendency of any
dispute resolution process in accordance with this Subsection, the Company Shareholders shall not be entitled to claim a default under the Notes, or any other obligation subject to the Offset for non-payment of the amounts claimed to be Offset.

                           (iii) Nonexclusive Remedies. Access to the Escrow
Fund and an Offset are not intended to be the exclusive remedy to recover on the Company Shareholders' Indemnities. Parent, Merger Sub, and the Environmental Indemnitee's shall be entitled to bring suit, in law or in equity, to require the Company Shareholders to satisfy any of its obligations under this Agreement, including, without limitation, the Company Shareholders' indemnity obligations under this Article X and/or under Article XI, the Lease, any other written agreement between the parties or under applicable law and judicial equity.


                                   ARTICLE XI

                              ENVIRONMENTAL MATTERS

         11.1 Company Shareholder's Environmental Indemnity. The Company Shareholders, jointly and severally, agree to protect, indemnify, defend, and hold harmless Parent, Purchase Sub, Merger Sub, and their respective shareholders, directors, officers, employees, lessees, lenders, successors and assigns, and each of them (herein an "Environmental Indemnitee") from and against any actual or threatened Environmental Claim that directly or indirectly arises out of, is in connection with or is a result of (i) a Pre-Existing Environmental Condition, (ii) any Environmental Activity conducted by or for any of the Companies, or their shareholders, directors, officers, employees, lessees, lenders, successors or assigns on or before the Closing Date, (iii) any Company's default or violation on or before the Closing Date of an applicable Environmental Regulation, (iv) the performance or non-performance by the Company Shareholders or their respective agents, employees, contractors, successors or assigns of any Remedial Activity required to be performed by them pursuant to this

Agreement, or (v) any inaccuracy in the representations set forth in Section 5.13, above. The foregoing are collectively referred to herein as "Company Shareholders' Environmental Indemnity Obligations."

         11.2 Adequate Protection From Loss. The Company Shareholders acknowledge that their obligations under the foregoing Subsection will arise upon the threat or institution of any Environmental Claim for which a Company Shareholder is liable, and not merely upon the realization by the Environmental Indemnitee of an actual loss. Therefore, to preclude actual loss to the Environmental Indemnitees, the Company Shareholders, jointly and severally, further agree to complete the following within ten (10) days following written demand from the Environmental Indemnitee with respect to any Environmental Claim covered by the Company Shareholders' Environmental Indemnity Obligations: (a) pay such sums and take such action as an Environmental Indemnitee shall reasonably request to protect such Environmental Indemnitee from said Environmental Claim; and (b) adequately bond against, or make other provisions reasonably acceptable to the Indemnitee, to prevent any lien, charge, fine, injunction, encumbrance, or restriction from being imposed or remaining of record with respect to any Existing Facility or any Environmental Activity conducted by the Companies.

         11.3 Procedure For Tendering Environmental Claims. The following procedures should govern the rights of each Environmental Indemnitee under this
Article:

                  (a) Notice of "Claim". When any Environmental Indemnitee learns of an Environmental Claim for which it wishes recovery under this Agreement, it shall promptly deliver to the Company Shareholders a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating the grounds for recovery by Parent, Purchase Sub or Merger Sub in sufficient detail to permit the Company Shareholders to understand the general basis for the claim, (B) specifying in reasonable detail the Environmental Claims for which recovery is sought, and (C) stating the date each such item was paid or incurred, or the basis for anticipated liability; provided, however, that the failure of Parent, Purchase Sub or Merger Sub to so notify the Company Shareholders shall relieve the Company Shareholders of their obligations under this Agreement, only to the extent that they are actually prejudiced thereby.

                  (b) Reimbursement of Environmental Indemnitee Expenses. If the Environmental Claim is for expenses paid or incurred by the Environmental Indemnitee, then Company Shareholders shall reimburse the Environmental Indemnitee within seven (7) days following delivery of the Environmental Indemnitee's written demand for reimbursement. Any amounts not paid when due shall bear interest from the date of the demand until paid at the rate of Prime Rate (as determined by Citibank N.A., or any successor thereto) plus 3.0 percent per annum (the "Prime Rate").

                  (c) Third Party Environmental Claims. If the Environmental Claim is brought or threatened against an Environmental Indemnitee by another person (a "Third Party Claim"), then, within seven (7) days following delivery of the Environmental Indemnitee's written demand for defense, the Company Shareholders shall notify the Environmental Indemnitee that it accepts the tender of the defense to the Third Party Claim. Upon assumption of the defense of a Third Party Claim, the Company Shareholders shall promptly and diligently take all steps necessary in the defense, prosecution or settlement of such Third Party Claim at their sole expense and with counsel reasonably acceptable to the Environmental Indemnitee (including, without limitation, the interposition of mandatory counterclaims), and shall indemnify, protect, and hold harmless the Environmental Indemnitee from and against any settlement reached, or judgment entered, on such claim. However, except with the written consent of the Environmental Indemnitee, the Company Shareholders may not consent to entry of any judgment or enter into any settlement (i) which does not include, as an unconditional term thereof, a full and final release of the Environmental Indemnitee from all liability with respect to all Environmental Claims that were or should have been raised in the action or proceeding in question, (ii) which includes as a term thereof any limitation, restriction or other promise that may affect the Environmental Indemnitee's conduct of its Environmental Activities or other business (then or in the future), or the Environmental Indemnitee's facilities or other assets, or
(iii) which includes any requirement for any payment by any Environmental Indemnitee subject to the Third Party Claim.

                  (d) Environmental Indemnitee's Defense Rights. Notwithstanding the foregoing, at its election, the Environmental Indemnitee may elect to defend itself from any Third Party Claims that involves more than the mere payment of money, including without limitation any Third Party Claim that may affect its facilities, Environmental Activities, or other business (then or in the future). In such case, the Environmental Indemnitee may employ its own counsel and defend and/or settle such Third Party Claim on terms and conditions acceptable to the Environmental Indemnitee; provided, however, that the amount of any such settlement shall not be determinative of the liability of the Company Shareholders to the Environmental Indemnitee pursuant to this Agreement and said liability shall be limited to the reasonable amount of such indemnity obligations under the terms of this Agreement.

                  (e) Company Shareholders' Failure to Assume Defense of Third Party Claim. If the Company Shareholders do not timely accept the tender of a Third Party Claim covered by the Company Shareholders' Environmental Indemnity Obligations, then the Environmental Indemnitee may take such action in defense or settlement of such Third Party Claim as it deems appropriate and, within seven (7) days following written demand for payment, the Company Shareholders shall (i) discharge for the benefit of the Environmental Indemnitee(s) the amount of any settlement of, or judgment entered on, the Third Party Claim, (ii) reimburse the Environmental Indemnitee for all attorneys' fees, costs and expenses incurred by the Environmental Indemnitee(s) with respect to the Third Party Claim. All sums owing by Company Shareholders under this subpart shall bear interest from the earlier of (a) the due date of the Company Shareholders' payment or (b) the date reimbursable amounts were incurred by the Environmental Indemnitee, until repaid at the Prime Rate.

         11.4 Survival of Environmental Representation. The representation by the Company Shareholders set forth in Section 5.13, above, shall survive the Merger and the MacLeod Purchases and continue until the statute(s) of limitation for all available actions relating to the representations and warranties expire.

         11.5 Waiver by The Company Shareholders. To the extent permitted by applicable law, each Company Shareholder, for itself and its heirs, lessees, lenders, successors and assigns, after consultation with counsel, hereby waives all Environmental Claims that the Company Shareholder and/or its heirs, lessees, lenders, successors and assigns, may have against any Environmental Indemnitee with respect to all Remedial Activities that the Company Shareholders may be required to perform under this Article and any other matter covered by the Company Shareholders' Indemnity Obligations (including, without limitation any such Environmental Claim arising under CERCLA or any other Environmental Requirement or arising for the benefit of the Company Shareholders under any agreement between the Company Shareholders, any Company, the Parent, the Purchase Sub and/or the Merger Sub); and agrees that it will not bring any action nor will it cause any other person or Governmental Authority to bring any action or take any action against the Environmental Indemnitees with respect to any matter covered by the Company Shareholder's Environmental Indemnity Obligations. For purposes of the preceding sentence and to the extent permitted by applicable law, each Company Shareholder, for itself and its heirs, lenders, lessees, successors and assigns waive the benefits of all laws which provide that a waiver of unknown claims is unenforceable or which would otherwise limit the Company Shareholders's Indemnity Obligations, covenants, releases and waivers as set forth in this Article.

         11.6 The Company Shareholders' Obligation to Perform Remedial Activities. Notwithstanding anything to the contrary in this Agreement and, in addition to their other remedies, the Environmental Indemnitees may require the Company Shareholders to perform any Remedial Activity (i) which is required by any applicable Environmental Requirement in connection with or as a consequence of any Pre-Existing Environmental Condition, and/or (ii) which the Environmental Indemnitee believes to be reasonably necessary to discharge, avoid, or mitigate the effect of any Environmental Claim arising out of or relating to a Pre-Existing Condition which violates any Environmental Requirement or of any breach of the representations contained in Section 5.13, above; including without limitation, any Remedial Activity required by applicable Environmental Requirements with respect to Pre-Existing Environmental Conditions or required to make the representations of the Company Shareholders in Section 5.13 true, and the acceptance by the Company Shareholders of "generator" responsibility for hazardous waste created by the performance of Remedial Activities covered by the Company Shareholders' Environmental Indemnity. Upon receipt of a written demand for performance of such Remedial Activities, the Company Shareholders shall promptly and diligently undertake and complete such Remedial Activity in accordance with this Section and all applicable Environmental Requirements and other laws, rules, and regulations. All such Remedial Activities required to be performed at any Existing Facility shall be performed only after Purchase Sub's written approval has been obtained with respect to all matters relating to said activity, including, without limitation, (i) the identity of all environmental consultants, contractors and other persons performing the work, (ii) the plans and specifications for the work, (iii) the time and manner for the performance of the work, (iv) the precautions to be undertaken to protect the Owned Property or the Leased Premises, and the business of Parent, Purchase Sub, Merger Sub, and their respective successors and assigns, from the conduct and effects of the work, (v) the existence of appropriate warranties, bonds and insurance with respect to the work, (vi) the source of payment for the work, (vii) the choice of any treatment system, pre-treatment system or other technology to be incorporated into the work, and (viii) the continuation or discontinuance of any such Remedial Activity. During the conduct of a Remedial Activity, the Company Shareholders shall give the Environmental Indemnitee at least three (3) days prior written notice of all meetings and conferences between the Company Shareholders or their agents, employees, consultants or contractors on the one hand and any Governmental Authority or other person asserting a Third Party Claim with respect to the work and shall permit Purchase Sub's (or its designee(s)) to participate in all such meetings and conferences. Neither the Company Shareholders' nor their agents, employees, consultants or contractors shall deliver any report, sampling results, remedial investigation, feasibility study, recommendations, correspondence (other than purely ministerial correspondence) or other documents or proposals to any such Governmental Authority or third party, without the consent of the Environmental Indemnitee, which consent shall not be unreasonably withheld or delayed. The Company Shareholders shall promptly give Purchase Sub copies of all plans, specifications, contracts, reports, warranties, and other writings prepared in connection with any Remedial Activity.

         11.7 Parent's Right to Perform Remedial Activities. In addition to its other rights and remedies under this Agreement, Parent, Purchase Sub and Merger Sub, at their election, shall have the right to perform or to cause any of their respective agents, employees, consultants, contractors, lessees, successors or assigns to perform any Remedial Activity that the Company Shareholders would otherwise be required to perform under Section 5.13, above. The Company Shareholders shall reimburse the Environmental Indemnitee for all costs and expenses reasonably incurred by the Environmental Indemnitee in performing such Remedial Activities, with interest thereon from the reimbursable amount incurred by the Environmental Indemnitee until paid at the Prime Rate.

         11.8 Parent and Companies Environmental Indemnity. The Parent, Purchase Sub and Companies, jointly and severally, agree to protect, indemnify, defend, and hold harmless the Company Shareholders and their respective, directors, officers, employees, lessees, lenders, successors and assigns, and each of them (herein an "Shareholder Environmental Indemnitee") from and against any actual or threatened Environmental Claim that directly or indirectly arises out of, is in connection with or is a result of (i) Contamination on or about any of the Existing Facilities that is not a Pre-Existing Environmental Condition, (ii) any Environmental Activity conducted by or for any of the Companies, or their shareholders, directors, officers, employees, lessees, lenders, successors or assigns after the Closing Date, (iii) any Company's default or violation after the Closing Date of an applicable Environmental Regulation, or (iv) the performance or non-performance by the Parent, Purchase Sub, or Companies or their respective agents, employees, contractors, successors or assigns of any Remedial Activity required to be performed by them pursuant to this Agreement. The foregoing are collectively referred to herein as "Companies' Environmental Indemnity Obligations."

         11.9 Adequate Protection From Loss. The Parent, Purchase Sub and Companies acknowledge that their obligations under the foregoing Subsection will arise upon the threat or institution of any Environmental Claim for which the Parent, Purchase Sub or Companies is liable, and not merely upon the realization by the Shareholder Environmental Indemnitee of an actual loss. Therefore, to preclude actual loss to the Shareholder Environmental Indemnitees, the Parent, Purchase Sub and Companies, jointly and severally, further agree to complete the following within ten (10) days following written demand from the Shareholder Environmental Indemnitee with respect to any Environmental Claim covered by the Companies' Environmental Indemnity Obligations: (a) pay such sums and take such action as an Shareholder Environmental Indemnitee shall reasonably request to protect such Shareholder Environmental Indemnitee from said Environmental Claim; and (b) adequately bond against, or make other provisions reasonably acceptable to the Shareholder Environmental Indemnitee, to prevent any lien, charge, fine, injunction, encumbrance, or restriction from being imposed upon any property of such Shareholder Environmental Indemnitee.

         11.10 Procedure For Tendering Environmental Claims. The following procedures should govern the rights of each Shareholder Environmental Indemnitee under this Article:

                  (a) Notice of "Claim". When any Shareholder Environmental Indemnitee learns of an Environmental Claim for which it wishes recovery under this Agreement, it shall promptly deliver to the Parent, Purchase Sub or Companies a certificate signed by any authorized representative of Company Shareholders (a "Representative's Certificate"): (A) stating the grounds for recovery by in sufficient detail to permit the Parent or Companies to understand the general basis for the claim, (B) specifying in reasonable detail the Environmental Claims for which recovery is sought, and (C) stating the date each such item was paid or incurred, or the basis for anticipated liability; provided, however, that the failure of Company Shareholders to so notify the Parent, Purchase Sub or Companies shall relieve the Parent, Purchase Sub or Companies of their obligations under this Agreement, only to the extent that they are actually prejudiced thereby.

                  (b) Reimbursement of Environmental Indemnitee Expenses. If the Environmental Claim is for expenses paid or incurred by the Shareholder Environmental Indemnitee, then Parent, Purchase Sub or Companies shall reimburse the Shareholder Environmental Indemnitee within seven (7) days following delivery of the Shareholder Environmental Indemnitee's written demand for reimbursement. Any amounts not paid when due shall bear interest from the date of the demand until paid at the rate of Prime Rate (as determined by Citibank N.A., or any successor thereto) plus 3.0 percent per annum (the "Prime Rate").

                  (c) Other Party Environmental Claims. If the Environmental Claim is brought or threatened against a Shareholder Environmental Indemnitee by another person ("Other Party Claims"), then, within seven
         (7) days following delivery of the Shareholder Environmental Indemnitee's written demand for defense, the Parent, Purchase Sub or Companies shall notify the Shareholder Environmental Indemnitee that it accepts the tender of the defense to the Other Party Claims. Upon assumption of the defense of Other Party Claims, the Parent, Purchase Sub or Companies shall promptly and diligently take all steps necessary in the defense, prosecution or settlement of such Other Party Claims at their sole expense and with counsel reasonably acceptable to the Shareholder Environmental Indemnitee (including, without limitation, the interposition of mandatory counterclaims), and shall indemnify, protect, and hold harmless the Shareholder Environmental Indemnitee from and against any settlement reached, or judgment entered, on such claim. However, except with the written consent of the Shareholder Environmental Indemnitee, Parent, Purchase Sub or Companies may not consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, a full and final release of the Shareholder Environmental Indemnitee from all liability with respect to all Environmental Claims that were or should have been raised in the action or proceeding in question.

                  (d) Shareholder Environmental Indemnitee's Defense Rights. Notwithstanding the foregoing, at its election, the Shareholder Environmental Indemnitee may elect to defend itself from Other Party Claims. In such case, the Environmental Indemnitee may employ its own counsel and defend and/or settle such Other Party Claims on terms and conditions acceptable to the Environmental Indemnitee; provided, however, that the amount of any such settlement shall not be determinative of the liability of the Parent, Purchase Sub or Companies to the Shareholder Environmental Indemnitee pursuant to this Agreement and said liability shall be limited to the reasonable amount of such indemnity obligations under the terms of this Agreement.

                  (e) Parent, Purchase Sub or Companies' Failure to Assume Defense of Third Party Claim. If the Parent, Purchase Sub or Companies do not timely accept the tender of Other Party Claims covered by the Companies' Environmental Indemnity Obligations, then the Shareholder Environmental Indemnitee may take such action in defense or settlement of such Other Party Claims as it deems appropriate and, within seven
         (7) days following written demand for payment, the Parent, Purchase Sub or Companies shall (i) discharge for the benefit of the Shareholder Environmental Indemnitee(s) the amount of any settlement of, or judgment entered on, the Other Party Claims, (ii) reimburse the Shareholder Environmental Indemnitee for all attorneys' fees, costs and expenses incurred by the Shareholder Environmental Indemnitee(s) with respect to the Other Party Claims. All sums owing by the Parent, Purchase Sub or Companies under this subpart shall bear interest from the earlier of (a) the due date of the Parent, Purchase Sub or Companies' payment or (b) the date reimbursable amounts were incurred by the Shareholder Environmental Indemnitee, until repaid at the Prime Rate.

         11.11 Waiver by Parent, Purchase Sub or Companies'. To the extent permitted by applicable law, the Parent, Purchase Sub and Companies, for themselves and their affiliates, lessees, lenders, successors and assigns, after consultation with counsel, hereby waive all Environmental Claims that the Parent, Purchase Sub and/or Companies and/or their affiliates, lessees, lenders, successors and assigns, may have against any Shareholder Environmental Indemnitee with respect to the Companies' Environmental Indemnity Obligations (including, without limitation any such Environmental Claim arising under CERCLA or any other Environmental Requirement or arising for the benefit of the Parent, Purchase Sub or Companies under any agreement between the Company Shareholders, any Company, the Parent, Purchase Sub and/or the Merger Sub); and agrees that it will not bring any action nor will it cause any other person or Governmental Authority to bring any action or take any action against the Shareholder Environmental Indemnitees with respect to any matter to the extent covered by the Companies' Environmental Indemnity Obligations. For purposes of the preceding sentence and to the extent permitted by applicable law, the Parent, Purchase Sub and Companies for themselves and their affiliates, lenders, lessees, successors and assigns waive the benefits of all laws which provide that a waiver of unknown claims is unenforceable or which would otherwise limit the Companies' Environmental Indemnity Obligations, covenants, releases and waivers as set forth in this Article.

         11.12 The Parent, Purchase Sub or Companies' Obligation to Perform Remedial Activities. Notwithstanding anything to the contrary in this Agreement and, in addition to their other remedies, the Shareholder Environmental Indemnitees may require the Parent, Purchase Sub or Companies to perform any Remedial Activity to the extent such Remedial Activity arises from the Companies' Environmental Indemnity Obligations. Upon receipt of a written demand for performance of such Remedial Activities, the Parent, Purchase Sub or Companies shall promptly and diligently undertake and complete such Remedial Activity in accordance with this Section and all applicable Environmental Requirements and other laws, rules, and regulations. All such Remedial Activities required to be performed at any Existing Facility shall be performed only after Company Shareholder's written approval has been obtained with respect to all matters relating to said activity, including, without limitation, (i) the identity of all environmental consultants, contractors and other persons performing the work, (ii) the plans and specifications for the work, (iii) the time and manner for the performance of the work, (iv) the existence of appropriate warranties, bonds and insurance with respect to the work, (v) the source of payment for the work, (vi) the choice of any treatment system, pre-treatment system or other technology to be incorporated into the work, and
(vii) the continuation or discontinuance of any such Remedial Activity. During the conduct of a Remedial Activity, the Parent, Purchase Sub or Companies shall give the Shareholder Environmental Indemnitee at least three (3) days prior written notice of all meetings and conferences between the Parent, Purchase Sub or Companies or their agents, employees, consultants or contractors on the one hand and any Governmental Authority or other person asserting Other Party Claims with respect to the work and shall permit Company Shareholders (or their designee(s)) to participate in all such meetings and conferences. Neither the Company Shareholders' nor their agents, employees, consultants or contractors shall deliver any report, sampling results, remedial investigation, feasibility study, recommendations, correspondence (other than purely ministerial correspondence) or other documents or proposals to any such Governmental Authority or third party, without the consent of the Shareholder Environmental Indemnitee, which consent shall not be unreasonably withheld or delayed. The Parent, Purchase Sub or Companies shall promptly give Company Shareholders copies of all plans, specifications, contracts, reports, warranties, and other writings prepared in connection with any Remedial Activity.

         11.13 Company Shareholder's Right to Perform Remedial Activities. In addition to its other rights and remedies under this Agreement, Company Shareholders, at their election, shall have the right to perform or to cause any of their respective agents, employees, consultants, contractors, lessees, successors or assigns to perform any Remedial Activity that the Parent, Purchase Sub or Companies would otherwise be required to perform as a result of, or arising from Companies' Environmental Indemnity Obligations. The Parent, Purchase Sub or Companies shall reimburse the Shareholder Environmental Indemnitee for all costs and expenses reasonably incurred by the Shareholder Environmental Indemnitee in performing such Remedial Activities, with interest thereon from the reimbursable amount incurred by the Shareholder Environmental Indemnitee until paid at the Prime Rate.

         11.14 General Matters. The obligations and rights of the parties in this Article are in addition to, independent from, and severable from the rights and obligations of the parties under all other provisions of this Agreement and any other agreements between them. It is expressly acknowledged by all parties hereto that neither the acts or omissions of any party hereto or of any Environmental Indemnitee or Shareholder Environmental Indemnitee (whether active, passive, negligent, wrongful, in violation of this Agreement or any other agreement) nor any failure of any condition contained elsewhere in this Agreement, shall impair the right of any other party or any other Environmental Indemnitee or Shareholder Environmental Indemnitee to enforce any indemnities, defense obligations, hold harmless covenants, releases, waivers and other covenants contained in this Article, it being understood that the covenants of the parties in this Article are given in consideration of the closing of the transactions contemplated by this Agreement and not in consideration of future performance, and are intended to allocate risk of loss with respect to the matters covered by this Section between the parties in all events and without regard to the conduct of any person. No failure of any party to exercise its rights under this Section and no delay in exercising any right or remedy hereunder, at law or in equity, shall operate as a waiver of the agreements contained in this Article; nor shall the parties be estopped to exercise any right or remedy at any future time because of any such failure or delay; nor shall any single or partial exercise of any such right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy. Nothing herein shall be limited by, nor shall anything herein effect the rights or obligations of the Company Shareholders, Parent, Purchase Sub, Companies or any Environmental Indemnitee or Shareholder Environmental Indemnitee under the Agreement, which rights and obligations are separate and distinct from the rights of said person hereunder. This Agreement shall survive the sale, transfer, assignment, or hypothecation of any Environmental Indemnitee, Shareholder Environmental Indemnitee, Parent, Merger Sub, Purchase Sub and Company Shareholders, or any of their respective assets to any person and the sale, transfer, assignment, or hypothecation of the Property to any person. This Article is not intended to create, and shall not be construed to create, any rights or remedies in any person other than the Shareholder Environmental Indemnitee, Environmental Indemnitees, Parent, Purchase Sub, Companies and the Company Shareholders; and no other person shall assert any rights as a third party beneficiary under this Article. Except as expressly provided herein or contemplated hereby, nothing in this Agreement is intended to relieve or discharge the obligations or liability of any person (other than the Environmental Indemnitees, Shareholder Environmental Indemnitees, Parent, Purchase Sub, Merger Sub, Companies and the Company Shareholders) with respect to the matters covered by this Article XI.


                                   ARTICLE XII

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after Effective Time of the Parent Common Stock and Warrants received in the Merger:

         12.1 Disposition of Shares. The Company Shareholders represent and warrant that the shares of Parent Common Stock and Warrants being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Parent or Merger Sub with the SEC of any registration statement, offering circular or other document, in which case the Company Shareholders shall first supply to Parent and Merger Sub an opinion of counsel (which counsel and opinions shall be satisfactory to the Parent) that such exception is available, or (ii) an effective registration statement filed by Parent with the SEC under the Securities Act.

         12.2 Legend.

                  (a) The certificates representing the Parent Common Stock and Warrants shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM

                  AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                  (b) The certificates representing the Parent Common Stock and Warrants shall also bear any other legends required by state securities laws.

                  (c) Parent may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                  ARTICLE XIII

                                   DEFINITIONS

         13.1 Defined Terms. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  "Assets" means all of the properties and assets of a particular Company, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                  "Company Facility" is any real property which is or was owned, operated, leased or occupied by any of the Companies or otherwise used for any Environmental Activity of any of the Companies, including without limitation any facility which would be deemed to be "owned" or "operated" by any of the Companies under the Comprehensive Environmental Cleanup, Response and Liability Act, the Resource Recovery and Conservation Act, and any equivalent state or local Environmental Requirement

                  "Contamination" is the presence of any Regulated Substance in the soil, groundwater, surface water, ambient air, or building materials of any real property in a concentration which requires any investigation, remediation, removal, or monitoring, or which otherwise exceeds the concentrations allowed by any Environmental Requirement.

                  "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

                  "Environmental Activity" is any discharge, emission, release, spilling, leaking, dumping, disposal, generation, accumulation, storage, use, handling, treatment, transportation, transfer, recycling, manufacture, investigation, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Regulated Substance or any product containing a Regulated Substance.

                  "Environmental Laws" and "Environmental Requirements" are any and all applicable (i) Environmental Laws, (ii) any and all orders, injunctions, decrees, writs, communications, or rulings issued by a court of competent jurisdiction or other Governmental Authority with respect to Contamination, a Regulated Substance, or an Environmental Activity, or pursuant to any Environmental Law, as the same are now or hereafter amended, and (iii) obligations created by any consent decree, settlement agreement or other contract concerning Contamination, any Regulated Substance or any Environmental Activities created or entered into pursuant to any

Environmental Law or any order, injunction, decree or ruling issued by a court of competent jurisdiction or other Governmental Authority with respect to Contamination, a Regulated Substance, or pursuant to any Environmental Law. "Environmental Laws" are any and all statutes, rules, ordinances, regulations, or common laws of any local, state, provincial, national, or international jurisdiction which regulate, prohibit, impose liability with respect to, govern or relate to pollution, contamination, any Regulated Substance, any Environmental Activity, or public health or safety, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous Waste Amendments of 1984, the Hazardous Materials Transportation Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Occupation Safety and Health Act of 1970, and the state counterparts thereof, as any of the foregoing may be amended from time to time.

                  "Environmental Claim" means any and all property damage, bodily injury, personal injury, nuisance, tort, breach of contract, breach of lease, or other causes of action, any and all governmental enforcement, clean-up, removal, remediation, investigation, monitoring, health evaluation, or closure actions or proceedings, any and all indemnity, contribution or other cost recovery actions and proceedings under CERCLA, RCRA, any equivalent state statutes, common law or any agreement, any and all judgments, deficiencies, injunctions, actions, suits, fines, penalties, or demands, any and all attorneys', experts', accountants', and other professional fees and expenses, and any and all other liabilities, liens, encumbrances, losses, costs, expenses, and damages, threatened, instituted, claimed, or imposed against, or paid or incurred by an indemnified party, whether foreseeable or unforeseeable, suspected or unsuspected, conditional or unconditional, known or unknown at the date of this Agreement.

                  "Environmental Permits" are all approvals, permits, licenses, environmental clearances and consents required by any Environmental Requirement for the conduct of any Environmental Activity or the businesses of the Companies.

                  "Environmental Reports" are those reports identified on attached Schedule 5.13, and all of the other reports, assessments, and studies identified in said scheduled reports.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Facilities" are the Owned Properties, the Leased Premises, any other property owned, operated, or used for the benefit of the Companies or their respective businesses on or before the Closing Date, or any property to which Regulated Substances generated, transported, discharged, released, or disposed of by any Company on or before the Closing Date are at any time delivered.

                  "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Companies or set forth on the Current Balance Sheet or acquired by the any of Companies since the date of the Current Balance Sheet.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such entity's condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "Net Worth" means a Person's total assets less total liabilities as reflected on its balance sheet prepared in accordance with GAAP as of a particular date.

                  "Parent Shares" means the shares of Parent Common Stock which the Company Shareholders will receive in connection with the Merger.

                  "Person" means an individual, partnership, corporation, business trust, joint stock, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "Pre-Existing Environmental Conditions" are (i) the presence as of the Closing Date of Contamination at any Existing Facility, (ii) the presence of Contamination at any property as a consequence of the migration by any means and at any time of the Contamination described in subpart (i), of this sentence, (iii) the presence, (other than those tanks described on attached
Schedule 5.13) of any underground storage tank, PCB containing fluids, radon gas, or radioactive materials at any Existing Facility, (iv) the exposure, on or before the Closing Date, of any person to any Regulated Substance in the course of any Environmental Activity conducted by any Company, or its agents, employees, or contractors on or before the Closing Date, without regard to whether any effect of the exposure has been manifested as of the Closing Date,
(v) the absence of any Environmental Permit, business license or other governmental consent as of the Closing Date required for the ownership or operation of the Owned Properties, the Leased Premises or the Business in the manner such assets were owned and operated by the Company Shareholders and the Companies as of the Closing Date, (vi) any condition or facts disclosed by the Environmental Reports, and (vii) any other circumstance existing on the Closing Date and relating to Regulated Substances, Contamination, Environmental Permits, of the Environmental Activities that prevents or hinders the Companies from obtaining all permits and approvals of Governmental Authorities reasonably necessary for the ownership and operation of the Owned Properties, the Leased Premises or the Business in the manner such assets were owned and operated by the Company Shareholders and the Companies as of the Closing Date.

                  "Proprietary Rights" means patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice and that pertain to or are used in the applicable business or that are relevant to an understanding or to the development of the applicable business or to the performance by the products of the applicable business of their intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation, enhancements, designs, technology, improvements, inventions, works or authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials or any types whatsoever, and all rights of any kind in or to any of the foregoing; and

                  "Register," "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                  "Regulated Substance" is any substance, material, or waste, or constituent thereof, whether liquid, solid, semi-solid, or gaseous, which is designated by any Governmental Authority as radioactive, toxic, or hazardous, or which is otherwise regulated, listed, or prohibited by any statute, rule, ordinance, regulation, treaty, or common law as a danger to health, reproduction or the environment (including without limitation solvents, petroleum, crude oil fractions, pesticides, asbestos containing materials, radon gas, radioactive substances, blood, biological materials used in or produced from the diagnosis, treatment or immunization of human beings or animals or from research or testing pertaining thereto, and medical "sharps" waste), and any other waste, debris, garbage, household waste, solid waste, liquid waste, special waste, recyclable materials, sludge, used oil and other petroleum, yard trash and any other discarded material which is regulated or prohibited by any statute, rule, ordinance, regulation, treaty or common law. For the purposes of this agreement, janitorial or office supplies are not "Regulated Substances" if they are used only in customary quantities and solely for general office and janitorial purposes, they are disposed of off-site in compliance with Environmental Requirements, and no permit or approval must be obtained from any Governmental Authority for such use.

                  "Remedial Activities" means the reporting, investigation, characterization, feasibility study, health assessment, risk assessment, remediation, treatment, removal, transport, or other activity incident to the investigation, remediation, removal, or monitoring of any Regulated Substance.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "SEC" means the Securities and Exchange Commission.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, use, value-added, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

                  "Transfer Documents" shall mean the Assignment and Assumption Agreement and the Bill of Sale.

         13.2 Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                   ARTICLE XIV

                                   TERMINATION

         14.1 Termination Prior to Closing. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any Company, the Company Shareholders or the Trust and such breach has not been cured within ten (10) calendar days after written notice to such Company, the Company Shareholders and the Trust (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

                  (c) by the Companies, the Company Shareholders and the Trust if they are not in material breach of their obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent, Merger Sub or Purchase Sub and such breach has not been cured within ten (10) calendar days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

                  (d) by the Parent, Merger Sub and Purchase Sub if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Authority, which would: (i) prohibit Parent's, Merger Sub's, Purchase Sub's or any of the Companies' ownership or operation of all or a portion of the business of any of the Companies or (ii) compel Parent, Merger Sub, Purchase Sub or any of the Companies to dispose of or hold separate all or a portion of the business or assets of any of the Companies or Parent as a result of the Merger, the MacLeod Purchases or the South Gate Purchase; or

                  (e) if the Closing shall not have occurred by January 31, 1997.

                  (f) In the event of termination of this Agreement pursuant to
Section 14.1, this Agreement and the Plan of Merger shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to its termination; provided further that, the provisions of Sections 7.7 and 7.8 of Article VII of this Agreement shall remain in full force and effect and survive any termination.

         14.2 Termination After Closing. If the Class A Note is not repaid in full on or prior to its final maturity date, the $500,000 initial purchase price payment set forth in Section 2.1 (plus up to $400,000 of any additional prepayment of the Class A Note) shall be retained by the Company Shareholders and shall be deemed to be liquidated damages for non payment of the Class A Note and this Agreement shall terminate.

                  (a) Upon such termination (i) all shares of Parent Common Stock and Warrants held in the Escrow Fund shall be returned to Parent and Parent shall have no liability to the Companies or the Company Shareholders,
(ii) all obligations of the Parent under the Class A Note shall terminate and the Company Shareholders will be permitted to keep the collateral pledged under the Class A Note, (iii) all obligations of the Parent under the Class B Note shall terminate and the Company Shareholders shall be permitted to keep the collateral pledged under the Class B Note, (iv) the Purchase Note shall be cancelled, (v) any agreements executed by the Parties hereto and contemplated by this Agreement, including the Non-competition, Employment and Stock Pledge Agreements shall terminate and (vi) the Trust shall be required to purchase the South Gate Property on the terms set forth below.

                  (b) Upon any termination of this Agreement after the Closing as contemplated by this Section 14.2, the Trust shall be obligated to repurchase the South Gate Property and the Purchase Sub shall be obligated to sell as set forth in this Section 14.2(b). Within ten business days following any such termination, the Trust shall deliver to Parent the repurchase price for the South Gate Property, consisting of (i) cash, certified check or wire transfer in the amount of $400,000, (ii) the originally executed Purchase Note, marked "cancelled," and (iii) if Parent has repaid all or any amount outstanding from Tokai under the Line of Credit and/or Pollution Control under the Pollution Loan Agreement on behalf of Trojan or MacLeod Metals in accordance with Section 9.1A, or has otherwise supplied monies to any of the Companies with Ian MacLeod's prior written consent (collectively, the "Cash Infusions") (A) a promissory note from all of the Companies in the form attached as Exhibit J-1 in the principal amount equal to the amount of the Cash Infusions, (B) a guarantee of such note or notes executed by Ian MacLeod and (C) a deed of trust in the form attached as Exhibit J-2 granting Parent a first priority security interest in the South Gate Property in an amount equal to the Cash Infusions. Upon delivery of such items to Parent, Parent will deliver to the Trust documents necessary to reconvey such property to the Trust and (iv) if Parent is then a guarantor of the Line of Credit, a complete release from Tokai from all obligations under such guarantee.

                  (c) In the event the Trust fails to deliver the items described in Section 14.2(b) within the ten business days described therein, then, in addition to the amounts specified in Section 14.2(b), above, the Trust shall pay Purchase Sub an aggregate of $25,000 per month for each month that the items specified in such subsection are not delivered.

                  (d) The parties acknowledge and agree that it is difficult or impossible to determine with precision the amount of damages that would or might be incurred by the Company Shareholders if such a termination were to occur. It is understood and agreed by the parties that if the Company Shareholders shall be damaged by an event described above, (i) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, (ii) any sums which would be payable by Parent, Merger Sub and Purchase Sub under this Agreement are in the nature of liquidated damages, and not a penalty, and are fair and reasonable, and (iii) such payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from the occurrence of any such events, and shall be the sole and exclusive measure of damages with respect to any such occurrence. Once such liquidated damages have been paid in accordance with the provisions of this Agreement, Parent, Merger Sub and Purchase Sub shall be relieved of any further liability in respect of damages relating to the fact or circumstance giving rise to such liquidated damages.

                                   ARTICLE XV

                               GENERAL PROVISIONS

         15.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid), to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

             (a)  if to any of the Parent, Merger Sub or Purchase Sub to:

                  Metal Management, Inc.
                  500 N. Dearborn, Suite 405
                  Chicago, IL 60610
                  Attn.:  Chief Executive Officer
                  Telecopy No.:  (312) 645-0714

                  with a copy to:

                  Wilson, Sonsini, Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, CA  94304-1050
                  Attn:  Robert T. Clarkson, Esq.
                  Telecopy No.:  (415) 493-6811

             (b) if to any of the Companies, the Company Shareholders or the Trust to:

                  Ian and Marilyn MacLeod
                  2960 Palos Verdes Drive North
                  Rolling Hills, CA 90274

                  with a copy to:

                  Eric Steinmann, Esq.
                  Box 1976
                  Wrightwood, CA 92397
                  Telecopy No.:  (619) 249-5209

             (c)  if to the Escrow Agent:

                  Chemical Trust Company of California
                  101 California Street, Suite 2725
                  San Francisco, CA  94111
                  Attn:Cecile Bobey
                  Telecopy No.:  (415) 693-8850

         15.2 Entire Agreement. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         15.3 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right. power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies. at law or equity, that they may have against each other.

         15.4 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Companies or the Company Shareholders without the prior written consent of Parent.

         15.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         15.6 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         15.7 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California applicable to contracts executed and to be wholly performed within such State.

         15.8 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel. Each party herein expressly waives any rule of construction which could construe a document against the drafter.

         15.9 Severability. If any term, provision, covenant or condition hereof of this Agreement, or any application thereof to a particular circumstance or matter should be held by a court of competent jurisdiction to be invalid, void or unenforceable, in whole or in part, all other terms, provisions, covenants and conditions hereof and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         IN WITNESS WHEREOF, the Parent, Merger Sub, Purchase Sub, the Companies, the Company Shareholders, the Trust and the Escrow Agent (as to
Article X only) have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                  METAL MANAGEMENT, INC.
                                  a Delaware corporation


                                  By:    /s/ Gerard M. Jacobs
                                     ------------------------------------------
                                           Name:  Gerard M. Jacobs
                                           Title:  President


                                  MMI ACQUISITION, INC.
                                  a California corporation


                                  By:    /s/ Gerard M. Jacobs
                                     ------------------------------------------
                                           Name:  Gerard M. Jacobs
                                           Title:  President


                                  METAL MANAGEMENT REALTY, INC.
                                  an Arizona corporation


                                  By:   /s/ T. Benjamin Jennings
                                     ------------------------------------------
                                           Name: T. Benjamin Jennings
                                           Title: President


                                  CALIFORNIA METALS RECYCLING, INC.
                                  a California corporation


                                  By:    /s/ Ian MacLeod
                                     ------------------------------------------
                                           Name:  Ian MacLeod
                                           Title:  President


                                  MACLEOD METALS CO.
                                  a California corporation


                                  By:    /s/ Ian MacLeod
                                     ------------------------------------------
                                           Name:  Ian MacLeod
                                           Title:  President



                             [ACQUISITION AGREEMENT]

                                  FIRMA, INC.
                                  a California corporation

                                  By:    /s/ Ian MacLeod
                                     ------------------------------------------
                                           Name:  Ian MacLeod
                                           Title:  President


                                  FIRMA PLASTIC CO., INC.
                                  a California corporation

                                  By:    /s/ Ian MacLeod
                                     ------------------------------------------
                                           Name:  Ian MacLeod
                                           Title:  President


                                  TROJAN TRADING CO.
                                  a California corporation

                                  By:    /s/ Ian MacLeod
                                     ------------------------------------------
                                           Name:  Ian MacLeod
                                           Title:  President


                                  CHEMICAL TRUST COMPANY OF
                                  CALIFORNIA

                                  By:    /s/ Mike McGhee
                                     ------------------------------------------
                                           Name:  Mike McGhee
                                           Title:  Assistant Vice President


                                  COMPANY SHAREHOLDERS

                                    /s/ Ian MacLeod
                                  ---------------------------------------------
                                  Ian MacLeod

                                    /s/ Marilyn MacLeod
                                  ---------------------------------------------
                                  Marilyn MacLeod


                                  MACLEOD FAMILY TRUST DATED
                                  JANUARY 30, 1993

                                  By:   /s/ Ian MacLeod
                                     ------------------------------------------
                                           Ian MacLeod, Co-Trustee

                                  By:    /s/ Marilyn MacLeod
                                     ------------------------------------------
                                           Marilyn MacLeod, Co-Trustee

                             [ACQUISITION AGREEMENT]